UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

CRACKER BARREL OLD COUNTRY STORE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

We have enclosed with this letter the proxy statement for our 2010 Annual Meeting of shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”).

We again are using the SEC’s “e-proxy” rules, which allow us to make our proxy statement and related proxy materials available on the Internet.  As a result, many of you may already have received a “Notice of Internet Availability of Proxy Materials.”  That notice described how you can obtain our proxy materials (consisting of this proxy statement, a form of proxy card and our annual report to shareholders for the year ended July 30, 2010).  The e-proxy rules provide us the opportunity for cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient for you, you will use them.  Alternatively, you can receive paper copies of the proxy materials.  In either event, we hope that you find the annual report to shareholders interesting and useful in understanding your company.

This year’s Annual Meeting will be held on Wednesday, December 1, 2010, at 10:00 a.m. Central Time, at our offices at 305 Hartmann Drive, Lebanon, Tennessee 37087, and you are most welcome to attend.  You will find directions to the Annual Meeting on the inside back cover of the proxy statement.

At this year’s meeting, you will have an opportunity to vote on the election of the nine directors named in the accompanying proxy statement, the selection of Deloitte & Touche LLP as Cracker Barrel’s independent registered public accounting firm and the approval of the Cracker Barrel Old Country Store, Inc. 2010 Omnibus Incentive Compensation Plan.  We will discuss our performance during the past fiscal year.  Representatives from Deloitte & Touche LLP also will be available at the meeting, and, following our report, we will try to answer your appropriate questions as well as we can.

Your interest in Cracker Barrel and your vote are very important to us, so please review the proxy statement and our annual report in detail and return your proxy card as soon as possible.  We want your vote to be represented at the Annual Meeting.  For those of you who plan to visit with us in person at the Annual Meeting, we look forward to seeing you, and please have a safe trip.

Sincerely,

/s/ Michael A. Woodhouse
Michael A. Woodhouse
October 18, 2010	Chairman, President and Chief Executive Officer

Your Vote Is Important
Please mark, sign and date your proxy card and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting.  Registered and most beneficial shareholders may also vote via telephone or through the Internet.  If you own shares in a brokerage account, your vote is even more important to us this year because of recent rule changes.  Unlike in previous years, your broker can no longer vote your shares in proposals to elect directors unless you provide voting instructions to your broker.  Therefore, it is very important that you exercise your right as a shareholder and vote on all proposals, including the election of directors.

305 Hartmann Drive
Lebanon, Tennessee 37087

Notice of Annual Meeting of Shareholders

DATE OF MEETING:	Wednesday, December 1, 2010

TIME OF MEETING:	10:00 a.m. Central Time

PLACE OF MEETING:	305 Hartmann Drive
Lebanon, Tennessee 37087

ITEMS OF BUSINESS:	1)	to elect the nine directors named in the accompanying proxy statement;
	2)	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2011 fiscal year;
	3)	to consider and approve the Cracker Barrel Old Country Store, Inc. 2010 Omnibus Incentive Compensation Plan as described in the accompanying proxy statement; and
	4)	to conduct other business properly brought before the meeting.

WHO MAY VOTE/	You may vote if you were a shareholder of record on
RECORD DATE:	October 4, 2010.

DATE OF MAILING:	This proxy statement and the form of proxy are first being mailed or provided to shareholders on or about October 18, 2010.

By Order of the Board of Directors,

/s/ N.B. Forrest Shoaf
N.B. Forrest Shoaf
Secretary
  Lebanon, Tennessee
  October 18, 2010

CRACKER BARREL OLD COUNTRY STORE, INC.
305 Hartmann Drive
Lebanon, Tennessee 37087
Telephone: (615) 444-5533

PROXY STATEMENT FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

TABLE OF CONTENTS

GENERAL INFORMATION	1
VOTING MATTERS	4
BOARD OF DIRECTORS AND COMMITTEES	8
EXECUTIVE COMPENSATION	13
COMPENSATION DISCUSSION AND ANALYSIS	13
COMPENSATION COMMITTEE REPORT	26
COMPENSATION TABLES AND INFORMATION	27
Summary Compensation Table	27
Grants of Plan-Based Awards	28
Outstanding Equity Awards at Fiscal Year-end	29
Option Exercises and Stock Vested	30
Equity Compensation Plan Information	30
Nonqualified Deferred Compensation	31
Potential Payments Upon Termination or Change in Control	31
Director Compensation Table	33
Employment and Other Agreements	34
Compensation Committee Interlocks and Insider Participation	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	38
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	39
PROPOSAL 1: ELECTION OF DIRECTORS	42
PROPOSAL 2: APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	49
FEES PAID TO AUDITORS	50
AUDIT COMMITTEE REPORT	51
PROPOSAL 3: APPROVAL OF THE CRACKER BARREL OLD COUNTRY STORE, INC. 2010 OMNIBUS INCENTIVE COMPENSATION PLAN	53
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING	62
ANNUAL REPORT AND FINANCIAL INFORMATION	62
OTHER BUSINESS	62
APPENDIX A – CRACKER BARREL OLD COUNTRY STORE, INC. 2010 OMNIBUS INCENTIVE COMPENSATION PLAN	A-1

GENERAL INFORMATION

What is this document?

This document is the proxy statement of Cracker Barrel Old Country Store, Inc. that is being furnished to shareholders in connection with our Annual Meeting of shareholders to be held on Wednesday, December 1, 2010.  A form of proxy card also is being furnished with this document.

We have tried to make this document simple and easy to understand.  The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively.  We will refer to your company throughout as “we,” “us,” the “Company” or “Cracker Barrel.”

Why am I receiving a proxy statement?

You are receiving this document because you were one of our shareholders on October 4, 2010, the record date for our 2010 Annual Meeting.  We are sending this proxy statement and the form of proxy card to you and/or making those documents available to you on the Internet in order to solicit your proxy (i.e., your permission) to vote your shares of Cracker Barrel stock upon certain matters at the Annual Meeting.  We are required by law to convene an Annual Meeting of our shareholders at which directors are elected.  Because our shares are widely held, it would be impractical, if not impossible, for our shareholders to meet physically in sufficient numbers to hold a meeting.  Accordingly, proxies are solicited from our shareholders.  United States federal securities laws require us to send you this proxy statement and specify the information contained in it.

What does it mean if I receive more than one proxy statement or proxy card?

If you receive multiple proxy statements or proxy cards, that means that you have more than one account with brokers or our transfer agent.  Please vote all of your shares.  We also recommend that you contact your broker and our transfer agent to consolidate as many accounts as possible under the same name and address.  Our transfer agent is American Stock Transfer & Trust Company (“AST”), which may be contacted at 800-485-1883.

What does it mean if I received a “Notice of Internet Availability of Proxy Materials” from Cracker Barrel?

We are using the SEC’s “e-proxy” rules.  Accordingly, we are making this proxy statement and related proxy materials available on the Internet in accordance with the SEC’s rules that allow companies to furnish proxy materials to shareholders through a “notice and access” model using the Internet.  This removes the requirement for public companies to automatically send shareholders a full, hard-copy set of proxy materials and allows them instead to deliver to their shareholders a “Notice of Internet Availability of Proxy Materials” and to provide online access to the documents.  We mailed a “Notice of Internet Availability of Proxy Materials” on October 18, 2010 to all beneficial (“street name”) shareholders of record on October 4, 2010, who are the shareholders entitled to vote at the Annual Meeting.

What information is available on the Internet?

This proxy statement, our Annual Report on Form 10-K and other financial documents are available free of charge at the SEC’s website, sec.gov.  Our proxy statement and annual report to shareholders are available at the Investor Relations section of our corporate website, crackerbarrel.com, and at proxyvote.com.

Are you “householding” for shareholders sharing the same address?

Yes.  The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders.  This method of delivery is called “householding,” and it can significantly reduce our printing and mailing costs.  It also reduces the volume of mail you receive.  This year, we are delivering only one set of proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders.  We will still be required, however, to send you and each other Cracker Barrel shareholder at your address an individual proxy voting card.  If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our transfer agent, AST, at toll free (800) 485-1883, or to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.  The same phone number and address may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

Is there any other information that is available or that I should be receiving?

Yes.  You should receive a copy of our 2010 annual report to shareholders, which contains financial and other information about the Company and our most recently completed fiscal year, which ended July 30, 2010.  References in this document to a year (e.g., “2010”), unless the context clearly requires otherwise, mean and will be deemed a reference to our fiscal year that ended on the Friday closest to July 31 of that year.

Who is paying the costs of the proxy statement and the solicitation of my proxy?

Cracker Barrel will pay all expenses of this solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials, this proxy statement, our 2010 annual report to shareholders, our other proxy materials and all costs of any proxy solicitor we employ.  We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so you can vote your shares.

Who is soliciting my proxy and will anyone be compensated to solicit my proxy?

Our Board of Directors is making this solicitation of proxies on our behalf.  In addition to solicitation by use of the mails, our directors, officers and employees may solicit proxies in person or by telephone, facsimile or other means of communication.  We will not pay our directors, officers or other regular employees any additional compensation for their proxy solicitation efforts; however, we may reimburse them for any out-of-pocket expenses in connection with any solicitation.

We will employ Broadridge Financial Solutions, Inc. to receive and tabulate the proxies.  Independent inspectors of election will certify the results.

Who may attend the Annual Meeting?

The Annual Meeting is open to all of our shareholders.  To attend the meeting, you will need to register upon arrival.  We also may check for your name on our shareholders’ list and ask you to produce valid identification.  If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership.  If we cannot verify that you own Cracker Barrel shares, it is possible that you may not be admitted to the meeting.

May shareholders ask questions at the Annual Meeting?

Yes.  Our officers will be available to respond to shareholder questions at the end of the meeting.  In order to give a greater number of shareholders the opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions or requiring questions to be submitted in writing.

What if I have a disability?

If you are disabled and would like to participate in the Annual Meeting, we can provide reasonable assistance.  Please send any request for assistance to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087, Attention: Corporate Secretary, at least two weeks before the meeting.

What is Cracker Barrel Old Country Store, Inc. and where is it located?

We are the parent corporation and owner of the Cracker Barrel Old Country Store® restaurant and retail concept.  We operate the Cracker Barrel restaurants through a number of related operating companies.  Our corporate headquarters are located at 305 Hartmann Drive, Lebanon, Tennessee 37087.  Our telephone number is (615) 444-5533.

Where is Cracker Barrel Old Country Store, Inc. common stock traded?

Our common stock is traded and quoted on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CBRL.”

How can I find the voting results of the Annual Meeting?

We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than December 7, 2010.

VOTING MATTERS

What am I voting on?

You will be voting on the following:

•	the election of the nine directors named in this proxy statement;

•	the approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011; and

•	the approval of the Cracker Barrel Old Country Store, Inc. 2010 Omnibus Incentive Compensation Plan as described below.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on October 4, 2010.  As of October 4, 2010, there were 22,861,997 shares of our common stock outstanding.

How many votes must be present to hold the Annual Meeting?

In order to lawfully conduct the Annual Meeting, a majority of our outstanding common shares as of October 4, 2010 must be present at the meeting either in person or by proxy.  This is called a quorum.  Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by one of the methods described below under the question “How do I vote before the meeting?”  Abstentions and “broker non-votes” (as explained below under the question “What is a ‘broker non-vote’?”) also will be counted for purposes of establishing a quorum.

How many votes do I have and can I cumulate my votes?

You have one vote for every share of our common stock that you own.  Cumulative voting is not allowed.

May I vote my shares in person at the Annual Meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone.  Whether or not you plan to attend the meeting in person, however, in order to assist us in tabulating votes at the Annual Meeting, we encourage you to vote by returning your proxy card or by using the telephone or Internet.

How do I vote before the meeting?

Before the meeting, you may vote your shares in one of the following three ways:

•	by completing, signing and returning the enclosed proxy card in the postage-paid envelope;

•	by using the telephone (within the United States and Canada) by calling 1-800-690-6903; or

•	by using the Internet by visiting the following website: proxyvote.com.

Please use only one of the three ways to vote. Please follow the directions on your proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by Internet or telephone depends on the voting procedures used by your broker, as explained below under the question “How do I vote if my broker holds my shares in ‘street name’?”  The Tennessee Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the Internet or telephone voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

How do I vote if my broker holds my shares in “street name”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card.  Instead, your bank or broker will send you a request for directions for voting those shares.  Many (but not all) brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. that offers Internet and telephone voting options.

What is a “broker non-vote”?

If you own shares through a broker in street name, you may instruct your broker how to vote your shares.  A “broker non-vote” occurs when you fail to provide your broker with voting instructions at least ten days before the Annual Meeting and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a “routine” matter under applicable rules.  See “How will abstentions and broker non-votes be treated?” and “Will my shares held in street name be voted if I do not provide my proxy?”

How will abstentions and broker non-votes be treated?

Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast either in favor of or against a particular proposal.

Will my shares held in street name be voted if I do not provide my proxy?

If your shares are held in street name, your shares might be voted even if you do not provide the brokerage firm with voting instructions.  On certain “routine” matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions.  The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter for this purpose.  The election of directors and the proposal to approve the Cracker Barrel Old Country Store, Inc. 2010 Omnibus Incentive Compensation Plan are not considered routine matters, and, therefore, your shares will not be voted on these matters unless you instruct your brokerage firm to vote in a timely manner.

How will my proxy be voted?

The individuals named on the proxy card will vote your proxy in the manner you indicate on the proxy card.

What if I return my proxy card or vote by Internet or telephone but do not specify my vote?

If you sign and return your proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:

•	FOR the election of each of the nine nominees named in this proxy statement;

•	FOR approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2011 fiscal year; and

•	FOR approval of the Cracker Barrel Old Country Store, Inc. 2010 Omnibus Incentive Compensation Plan.

Can I change my mind and revoke my proxy?

Yes.  To revoke a proxy given pursuant to this solicitation, you must:

•	sign another proxy with a later date and return it to our Corporate Secretary at Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087 at or before the Annual Meeting;

•	provide our Corporate Secretary with a written notice of revocation dated later than the date of the proxy at or before the Annual Meeting;

•	re-vote by using the telephone and calling 1-800-690-6903;

•	re-vote by using the Internet and visiting the following website: proxyvote.com; or

•	attend the Annual Meeting and vote in person – note that attendance at the Annual Meeting will not revoke a proxy if you do not actually vote at the Annual Meeting.

Will my vote be confidential?

Yes.  We will continue our practice of keeping the votes of all shareholders confidential.  Shareholder votes will not be disclosed to our directors, officers, employees or agents, except:

•	to allow the independent inspectors of election to certify the results;

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against us;

•	in the case of a contested proxy solicitation; or

•	when a shareholder makes a written comment on the proxy card or otherwise communicates the vote to management.

What vote is required to approve each proposal?

•	Proposal 1: Elect nine directors.

The nine nominees receiving the highest number of “FOR” votes will be elected as directors.  This number is called a plurality.  Failing to vote or voting your proxy to withhold authority for all or some of the nominees will have no impact on the election of directors.

•	Proposal 2: Ratify appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2011.

Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board is submitting the selection of Deloitte & Touche LLP for ratification in order to obtain the views of our shareholders.  Under Tennessee law, this proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast.  Broker non-votes likewise will not be treated as cast.  Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved.  If the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will reconsider its selection.

•	Proposal 3: Approve the Cracker Barrel Old Country Store, Inc. 2010 Omnibus Incentive Compensation Plan.

Under Tennessee law, this proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal.  If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” on this proposal, your vote will not be counted as cast.  Broker non-votes likewise will not be treated as cast.  Accordingly, neither abstentions nor broker non-votes will have any legal effect on whether this matter is approved.

How do you recommend that I vote on these items?

The Board of Directors recommends that you vote:

FOR the election of each of the nine director nominees named in this proxy statement;

FOR approval of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2011 fiscal year; and

FOR the approval of the Cracker Barrel Old Country Store, Inc. 2010 Omnibus Incentive Compensation Plan.

May other matters be raised at the Annual Meeting; how will the meeting be conducted?

We have not received proper notice of, and are not aware of, any business to be transacted at the Annual Meeting other than as indicated in this proxy statement.  Under Tennessee law and our governing documents, no other business aside from procedural matters may be raised at the Annual Meeting unless proper notice has been given to us by the shareholders.  If any other item or proposal properly comes before the Annual Meeting, the proxies received will be voted on such matter in accordance with the discretion of the proxy holders.

The Chairman has broad authority to conduct the Annual Meeting so that the business of the meeting is carried out in an orderly and timely manner.  In doing so, he has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting.  The Chairman is also entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the Annual Meeting proceeds in a manner that is fair to all participants.

BOARD OF DIRECTORS AND COMMITTEES

Who are the current members of the Board of Directors?

The names and biographies of each member of our Board of Directors are set forth in this proxy statement under “PROPOSAL 1: ELECTION OF DIRECTORS,” beginning on page 42.  All of our current Board members are nominees for re-election to the Board.

How often did the Board of Directors meet in 2010?

Our Board of Directors met eight times during 2010.  Each director attended at least 75% of the combined total of all meetings of the Board and all meetings of the committee(s) on which he or she served.

What are the committees of the Board?

Our Board has the following standing committees: Audit, Compensation, Nominating and Corporate Governance, Public Responsibility, and Executive.  All members of the Audit, Compensation, and Nominating and Corporate Governance committees are independent under Nasdaq’s listing standards and our Corporate Governance Guidelines, and our Board has adopted a written charter for each of these committees.  A copy of each of these charters, as well as our Corporate Governance Guidelines, is posted on our Internet website, crackerbarrel.com.  Current information regarding all of our standing committees is set forth below.

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2010

AUDIT: Richard J. Dobkin, Chairman Robert V. Dale Robert C. Hilton Jimmie D. White
• Sole authority to hire, terminate and approve payments to the independent registered public accounting firm and other committee advisors
• Acts as liaison between Board and outside auditors
• Monitors the independence of our outside auditors
• Responsible for developing procedures to receive information and address complaints regarding the status of our financial condition and effectiveness of our internal controls or audit process
• Reviews internal accounting controls and systems, including internal audit plan
• Reviews results of the annual audit and related financial reports
• Reviews results of the internal audit plan
• Reviews quarterly earnings press releases and related financial reports
• Reviews our significant accounting policies and any changes to those policies

9

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2010

AUDIT (continued)
• Provides oversight of our policies and practices with respect to risk assessment and management
• Pre-approves new or renewal transactions between the Company and related parties and annually reviews and confirms on-going arrangements with related parties
• Sole authority to hire, terminate, and approve compensation for the Vice President, Internal Audit
• Determines financial expertise and continuing education requirements of members of the committee

COMPENSATION: Charles E. Jones, Jr., Chairman Robert V. Dale Richard J. Dobkin Andrea M. Weiss	• Reviews and approves salaries, bonuses and other compensation of executive officers • Administers compensation plans for executive officers and approves all option grants and stock grants • Evaluates the risk associated with compensation plans • Reviews executive management’s performance, particularly with respect to financial goals for the concluding fiscal year • Selects and engages independent compensation consultant and other committee advisors	7

NOMINATING AND CORPORATE GOVERNANCE: Robert V. Dale, Chairman Charles E. Jones, Jr. B.F. “Jack” Lowery Martha M. Mitchell	• Considers and recommends to the Board nominees for director • Considers nominees recommended by shareholders in accordance with the nomination procedures set forth in our bylaws • Reviews and recommends changes to corporate governance policies and practices • Reviews and recommends candidates to serve on Board committees • Reviews annual Board self-assessment	4

PUBLIC RESPONSIBILITY: Martha M. Mitchell, Chair B.F. “Jack” Lowery Andrea M. Weiss Jimmie D. White	• Oversees the identification, evaluation and monitoring of social, legislative, regulatory and public policy issues that affect our business reputation, business activities and performance • Monitors our activities as a responsible corporate citizen, and in that role, reviews and makes recommendations with respect to social responsibility and public policy issues as they affect us, our employees, guests, vendors, shareholders, and the	2

Name of Committee and Members	Functions of the Committee	Number of Meetings in 2010

PUBLIC RESPONSIBILITY (continued)
communities in which we operate
• Oversees external relations and public affairs activities and the manner in which we conduct our public policy and government relations activities
• Offers advice and makes recommendations to assist us in responding appropriately to our social responsibilities and the public interest in our affairs

EXECUTIVE: Michael A. Woodhouse, Chairman Robert V. Dale Richard J. Dobkin Martha M. Mitchell	• Meets at the call of the Chairman of the Board • Meets when the timing of certain actions makes it appropriate to convene the committee rather than the entire Board • May carry out all functions and powers of the Board subject to certain exceptions under applicable law • Advises senior management regarding actions contemplated by the Company whenever it is not convenient or appropriate to convene the entire Board	1

What is the leadership structure of the Board and why is it appropriate for Cracker Barrel?

Our Chief Executive Officer also serves as the Chairman of the Board; however, we also have appointed a Lead Independent Director.  The Lead Director has the authority to call meetings of the independent directors, can be contacted directly by shareholders, acts as the key Board liaison with the Chief Executive Officer, chairs the executive sessions of the Board, presides over Board meetings in the absence of the Chairman and communicates the Board of Directors’ feedback to the Chief Executive Officer.  This ensures full involvement in decision-making by the non-employee directors.  The Lead Director also approves meeting agendas and other information sent to the Board and ensures that there is sufficient time for discussion of all agenda items.

Our Board regularly considers the appropriate leadership structure for the Company and has concluded that we are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board.  Our Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Company at that time.  This approach allows our Board to utilize its considerable experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman and Chief Executive Officer roles when necessary.  Accordingly, at different points in time in our history, the Chief Executive Officer and Chairman of the Board roles may be held by the same person.  At other times, they may be held by different individuals.  In each instance, the decision on whether to combine or separate the roles is determined by what is in the best interests of our shareholders, based on the circumstances at the time.

The Board believes that its current leadership structure, with Mr. Woodhouse serving as both Chairman of the Board and Chief Executive Officer (coupled with the appointment of a Lead Independent Director) is the most appropriate structure for the Company at this time in the achievement of its goals and objectives and establishes an effective balance between effective Company leadership and appropriate oversight by non-employee directors.  Because the Chief Executive Officer has the most extensive knowledge of our business, the Board has concluded that he is in the best position to lead most effectively by serving in the key position of Chairman of the Board.  In addition, the Chief Executive Officer is able to act as a liaison between the Board and management to plan and execute Board meetings, to provide updates between Board meetings, as necessary, and to efficiently implement Board directives.  We believe that this leadership structure reduces the potential for confusion about leadership roles and duplication of efforts.  Finally, this structure allows a single person to speak for and lead the Company and the Board, while also providing for effective oversight by an independent Board through an independent Lead Director, who presides at executive sessions of the Board and otherwise in the absence of the Chairman.  Nevertheless, the Board will continue to evaluate the Company’s leadership structure to ensure the Board’s structure is appropriate at all times.

What role does the Board play in the oversight of risk management?

It is the responsibility of our senior management to develop and implement our strategic plans, and to identify, evaluate, manage and mitigate the risks inherent in those plans.  It is the responsibility of the Board to understand and oversee our strategic plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks.  The Board takes an active approach to its risk oversight role.  This approach is bolstered by the Board’s leadership and committee structure, which ensures: (1) proper consideration and evaluation of potential enterprise risks by the full Board under the auspices of the Chairman of the Board and Lead Director; and (2) further consideration and evaluation of discrete risks at the committee level.

To ensure proper oversight of our management and the potential risks that face the Company, the non-employee members of the Board elect annually a Lead Director from the Board’s independent directors.  In addition, the Board is comprised of predominantly independent directors and all members of the key committees of the Board (Audit, Compensation and Nominating & Corporate Governance) are independent.  This strong system of checks and balances ensures that key decisions made by the Company’s most senior management, up to and including the Chief Executive Officer, are reviewed and overseen by the non-employee directors of the Board.

Risk management oversight by the full Board includes a comprehensive annual review of our overall strategic plans, including the risks associated with these strategic plans.  The Board also conducts an annual review of the conclusions and recommendations generated by management’s enterprise risk management process.  This process involves a cross-functional group of the Company’s senior management which, on a continual basis, identifies current and future potential risks facing the Company and ensures that actions are taken to manage and mitigate those potential risks.  The Board also has overall responsibility for leadership succession for the Company’s most senior officers and reviews succession plans each year.

In addition, the Board has delegated certain risk management oversight responsibilities to certain Board committees, each of which reports regularly to the full Board.  In performing these oversight responsibilities, each committee has full access to management, as well as the ability to engage independent advisors. The Audit Committee has primary overall responsibility for overseeing our risk management.  It oversees risks related to our financial statements, the financial reporting process, accounting and legal matters.  The Audit Committee oversees the internal audit function and our ethics and compliance program.  It also regularly receives reports regarding the Company’s most significant internal controls and compliance risks, along with management’s processes for maintaining compliance within a strong internal controls environment.  In addition, the Audit Committee receives reports regarding potential legal and regulatory risks and management’s plans for managing and mitigating those risks.  Representatives from the Company’s independent auditor attend Audit Committee meetings, regularly make presentations to the Audit Committee and comment on management presentations.  In addition, the Company’s Chief Financial Officer, Chief Legal Officer, chief internal auditor and representatives of the Company’s independent auditor individually meet in private sessions with the Audit Committee to raise any concerns they might have with the Company’s risk management practices.

The Compensation Committee evaluates the risks associated with our compensation philosophy and programs.  The Compensation Committee employs an independent compensation consultant who does no work for management and, among other tasks, reviews the Company’s compensation programs, including the potential risks and other effects of incentives created by these programs.  At the same time, this consultant reviews the design of the Company’s executive compensation programs, including those features that mitigate any potential risks, such as the Company’s combination of performance based compensation, the use of equity as a significant portion of incentive compensation, stock ownership and retention requirements, and clawback provisions.  Based upon the comprehensive review of the executive compensation programs provided by the independent compensation consultant, and the assessment of other compensation programs provided by company management, the Compensation Committee has concluded that the Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company as a whole.

Finally, the Nominating and Corporate Governance Committee oversees risks associated with its areas of responsibility, including, along with the Audit Committee, our ethics and compliance program.  The Nominating and Corporate Governance Committee also reviews annually our key corporate governance documents to ensure they are in compliance with the changing legal and regulatory environment and appropriately enable the Board to fulfill its oversight duties.  In addition, the Board is routinely informed of developments at the Company that could affect our risk profile and business in general.

How were non-management directors compensated in 2010?

During 2010, each outside director was paid an annual retainer of $45,000, other than our lead independent director who was paid an annual retainer of $75,000.  Each outside director also was paid a director’s fee of $1,500 for each committee meeting attended, other than the Audit Committee and the Compensation Committee members, who were paid $2,000 for each committee meeting attended.  The Chairman of each committee, other than the Audit Committee and the Compensation Committee, was paid an additional annual retainer of $13,000, while the Chairman of the Audit Committee and Compensation Committee each was paid an additional annual retainer of $18,000.  Directors also receive $2,000 for each board meeting attended, in addition to the annual retainer described above.  We reimburse all non-employee directors for out-of-pocket expenses incurred in connection with attendance at meetings.

Directors also are offered the option to participate in our Deferred Compensation Plan.  The Deferred Compensation Plan allows a participant to defer a percentage or sum of his or her compensation and earn interest on that deferred compensation at a rate equal to the 10-year Treasury bill rate (as in effect at the beginning of each calendar quarter) plus 1.5%.

Each non-employee director who is elected at an annual meeting also currently receives a grant of shares of restricted stock with a targeted value of $85,000.  Prior to 2011, these awards vested over a three-year period.  Beginning with the awards granted in connection with the 2010 Annual Meeting, these awards vest in their entirety one year from the date of the grant.

The compensation of our directors during 2010 is detailed in the Director Compensation Table, which can be found on page 33 of this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

What is the purpose of Compensation Discussion and Analysis?

This portion of the proxy statement, called Compensation Discussion and Analysis or “CD&A,” has been prepared in order to provide a summary of the process by which the compensation of our executive officers was established during 2010.  It is meant to give shareholders insight into how our executive compensation programs work, including why we pay what we do and when we pay it.  It is meant to help you understand how we design our pay packages and how we pay our executives and should be read in conjunction with the detailed executive compensation tables that immediately follow this CD&A and the related Compensation Committee report.  If we believe it to be material, we also have indicated how our process has changed with respect to how we have established the compensation for our executive officers during 2011.

What does the Compensation Committee do?

The Compensation Committee’s functions and members are described on pages 9 and 26 of this proxy statement.  The Compensation Committee’s primary responsibility is the establishment and approval of compensation and compensation programs for our executive officers.  The Compensation Committee’s Charter is posted on our corporate and investor relations website (crackerbarrel.com).  The Compensation Committee meets as necessary to enable it to fulfill its responsibilities.  The Chairman of the Compensation Committee is responsible for leadership of the Compensation Committee, presiding over its meetings, making committee assignments and reporting the Compensation Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.  The Chairman, with the assistance of management, also sets the agenda for Compensation Committee meetings.

Among other things, the Compensation Committee may conduct or authorize studies of matters within its scope of responsibilities and may retain, at the Company’s expense, independent counsel or other consultants necessary to assist the Compensation Committee in any such studies.

Does the Compensation Committee use the services of an independent consultant?

Yes – to assist the Compensation Committee with establishing executive compensation for 2010 and 2011, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“Cook & Co.”), which is a nationally recognized executive compensation consulting firm, to provide competitive market data, assist in establishing a peer group of companies and provide guidance to compensation structure as well as levels of compensation for our senior executives and the Board.  Cook & Co. reports directly to the Compensation Committee and performs no additional services for management without the permission of the Compensation Committee.  We believe that Cook & Co. is independent of management and provides the Compensation Committee with objective advice.

Does the Compensation Committee benchmark using a peer group of companies?

Yes – the Compensation Committee uses a peer group to evaluate the targeted compensation levels and the type of reward programs offered to our executive officers.  The selection of a peer group is driven by:

•	Organizations of similar business characteristics (i.e., publicly traded organizations in the restaurant and retail industries);

•	Organizations of comparable size to Cracker Barrel (measured by sales); and

•	Organizations with similar geographic dispersion and workforce demographics.

The peer group approved and used by the Compensation Committee during 2010 comprised the following publicly-traded companies:

• AnnTaylor Stores Corp.	• DinEquity, Inc.
• Bob Evans Farms, Inc.	• Jack-in-the-Box, Inc.
• Borders Group, Inc.	• Landry’s Restaurants, Inc.
• Brinker International, Inc.	• O’Charley’s, Inc.
• Burger King Holdings, Inc.	• P F Chang’s China Bistro Inc.
• Cheesecake Factory, Inc.	• Panera Bread Co.
• Chipotle Mexican Grill, Inc.	• Petsmart Inc.
• CKE Restaurants, Inc.	• RadioShack Corp.
• Darden Restaurants, Inc.	• Ruby Tuesday, Inc.
• Denny’s Corp.

After its recent review of the composition of the peer group, and partially in reliance upon the recommendation of Cook & Co., for 2011, Wendy’s/Arby’s, Inc., Big Lots, Inc. and Tractor Supply Co. will be added to the peer group, and Borders, Inc., O’Charley’s, Inc., CKE Restaurants, Inc. and Denny’s, Inc. will be removed from the peer group. Those companies are being removed primarily because of their small market capitalization and, in the case of CKE, because of its 2010 “going private” transaction.

Management and the Compensation Committee, with Cook & Co.’s assistance, regularly evaluate the marketplace to ensure that our compensation programs remain competitive.  Data from published compensation surveys are used generally to assess the competitiveness and the reasonableness of rewards.  To the extent that the Compensation Committee “benchmarks” compensation, it relies only on comparisons to the peer group.  The Compensation Committee, however, does not believe that compensation levels and design should be based exclusively on benchmarking and, therefore, considers various business factors and committee members’ own experiences.

What are the overall objectives of our executive compensation programs?

In simple terms – our overall compensation objectives are performance, alignment and retention.  We have a strong “pay for performance” philosophy for our executive compensation program, which is designed to reward executive officers for maximizing our success, as determined by our financial and operational goals.  The ultimate objective of our executive compensation program is to attract and retain executive talent who possess the appropriate combination of functional, general management skills and strong leadership capability that are vital to the achievement of our strategic goals.  We generally reward executives for near-term and sustained longer-term financial and operating performance as well as leadership excellence.  Compensation opportunities are intended to align the interests of executives with those of our shareholders and encourage them to remain with the Company for long and productive careers.

How did the Company perform during 2010?

The Company’s performance during 2010 was outstanding.  We achieved same store sales growth sooner than anticipated, gave robust initial guidance for both sales growth and earnings per share and delivered against those numbers, generated record levels of free cash flow, improved profitability and significantly reduced costs. This performance enabled us to increase our quarterly dividend by 10%, making this the 28th consecutive year that we have paid a dividend to shareholders, and we have increased the dividend over the last five years at an annual compound rate of approximately 11%.

We delivered these results at the same time that we made significant investments in our business—supporting a strong multi-year innovation program.  We also grew our business despite the continued impact of a global economic recession which included lower market growth versus pre-recession levels. The following, while not performance metrics, summarize some of our key successes for fiscal year 2010 and were a part of the basis of the Compensation Committee’s decisions discussed below:

•
Received numerous awards and recognition for excellence, including rated at the top of the full service restaurants in the casual and family dining categories in an independent consumer study, “Consumer Brand Metrics Program” conducted by Technomic, Inc. and rated the best in the following three categories: (1) Overall Attributes and Attitudes, (2) Appearance and Ambiance, and (3) Convenience and Takeout; ranked as number one in family dining in all seven of the markets in which we have a meaningful presence in a survey conducted by a nationally recognized research firm; chosen as having the best breakfast at a full-service restaurant in Zagat’s 2010 consumer survey; and selected as the most RV-friendly sit-down restaurant in America by members of the Good Sam Club for the ninth consecutive year

•	Share prices increased 70% from $28.86 to $48.98

•	Operating income exceeded our 2010 operating plan by $27 million or 19.3%; operating margin of 6.8% was 110 basis points over plan

•	Cash flow from operations exceeded prior year by $48 million and plan by $52 million

•	Company well within limits of financial covenants imposed by credit agreement

•	Successfully managed commodity costs, coming in $20.5 million or 4.1% below plan

•	Successfully managed group health costs, coming in $10.7 million or 15.9% below plan

•	Achieved labor turnover of 19.9% and 72% for management and hourly workers, respectively, compared with 18.4% and 76% the prior year, each of which is well below industry results

•	Successfully rolled out our “Seat to Eat” initiative in three regions with the rollout on track to occur in the remaining seven regions in 2011

•	Continued to outperform the industry traffic by 2.6% and was ranked 5th overall out of the 55 concepts in the comparison group

•	Retail margin improved 170 basis points over the prior year and was 10 basis points in excess of plan

•	Reduced retail markdowns this year by $18.2 million and better managed our retail inventories, having average quarterly retail inventory $2.8 million below plan

How are our executive compensation programs structured in order to address our objectives?

Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives.   We use a combination of cash and equity compensation and benefits to compensate and reward our executive officers: base salary, an annual incentive award and long-term incentive (“LTI”) compensation, all of which are described in greater detail below.  The Compensation Committee believes it utilizes elements of compensation that create appropriate flexibility and help focus and reward executives for both near-term and long-term performance while aligning the interests of executive officers with the interests of our shareholders.

How are our compensation objectives implemented?

The Committee relies upon its judgment in making compensation decisions after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, long-term potential to enhance shareholder value, current compensation arrangements and tenure with the Company.  Specific factors affecting compensation decisions for our executives who are identified in the Summary Compensation Table on page 27 (whom we refer to as our “Named Executive Officers”) include:

•	Achieving key financial measurements such as revenue, operating profit, earnings per share, operating margins, return on capital and total shareholder return1;

•	Achieving financial and operational objectives within our strategic plan;

•	Achieving excellence in organizational performance; and

•	Supporting our values by promoting a culture of unyielding integrity through compliance with laws and our ethics policies, as well as commitment to community leadership and diversity.

We do not adhere strictly to formulas or necessarily react to near-term changes in business performance in determining the amount and mix of compensation elements.  We consider competitive market compensation paid by other companies and attempt to maintain a certain target percentile (as discussed later) within the peer group of companies against which we compare.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives.  While each element is compared to the market separately, with the target opportunities established for each element on an independent basis, the Compensation Committee evaluates the overall total direct compensation package (base salary, annual incentive and long-term incentive) relative to market conditions.  We do not have a specific apportionment goal.  Instead, we review the compensation mix of each executive on a subjective basis as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives.  Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards.

1 By "total shareholder return," we generally mean capital appreciation through increase in stock price and dividends received.

In general, our compensation policies have provided for a more significant emphasis on long-term equity compensation than on current cash compensation for our Named Executive Officers.  This pay mix supports their roles in enhancing value to shareholders over the long-term.

What are the elements of our executive compensation program?

Our executive compensation program includes the following elements of compensation:

•	Base salary;

•	Annual bonuses, including special incentives when appropriate;

•	Long-Term Incentives, which consist of equity-based awards;

•	Health and welfare benefits; and

•	Severance and change in control provisions.

We offer limited perquisites for executive officers and do not offer supplemental executive retirement programs (known as SERPs) or defined benefit pension plans.

Why do we pay each element of executive compensation?

The following table provides additional information on our reasons for providing the various elements of executive compensation.

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	Skills, experience, competence, performance, responsibility, leadership and contribution to the Company	Provide fixed compensation for daily responsibilities
Annual Bonus Plan	Rewards annual achievement of profitability targets (for 2010 – a threshold operating income target) as well as other annual achievements of the Company	Focus attention on meeting annual performance targets and our near-term success Provide additional cash compensation and incentives based on our annual performance
Long-Term Incentives
Restricted Stock
Achieving long-term revenue growth and profitability over performance  period

Appreciation in value of shares

Continued employment (i.e., retention) with us during the vesting period

Stock Options
Increase in stock price

Continued employment with the Company during the three-year vesting period

Focus attention on meeting longer-term performance targets and our long-term success

Create alignment with shareholders by focusing efforts on longer-term stock price appreciation

Management retention in a competitive marketplace

Health and welfare benefits	Provides benefits upon death or disability; provides medical coverage	Designed to provide a level of safety and security that allows employees to focus their efforts on running the business effectively
Severance and change-in-control provisions/agreements	Provides payments and other benefits upon termination of employment	Designed to ensure that executive officers remain focused on our business during transitions

How do we determine the types and amounts of executive compensation?

Our compensation includes the following market targets:

•	Base salaries generally are targeted at the 60th percentile of market relative to our peer group, with variations for experience, leadership, contribution and critical skills; and

•	Incentive compensation (which includes annual bonus and the value of long-term incentives) currently are targeted at the 50th percentile (median) of market relative to our peer group.

Although we generally target compensation at the median level, we target base salaries above the median in recognition that the Company offers only limited perquisites and offers no defined benefit or SERP and to attract and retain higher caliber executives.  Additionally, there may be variations in individual circumstances from the target due to factors such as tenure or individual performance.

In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation.  The Compensation Committee determines the allocation of long-term versus near-term compensation based on market data from the peer group and broader industry survey data, which is then adjusted by the Compensation Committee based on contribution and performance as well as internal equity considerations.  In establishing the specific components of executive compensation for 2010, the Compensation Committee based its decisions on the peer group data and recommendations provided to it by Cook & Co.

Our Named Executive Officers have a combined total of 128 years in the restaurant and retail industries and 59 years with Cracker Barrel, during which several of them have held different positions and been promoted to increasing levels of responsibility.  The compensation for the Named Executive Officers reflects the Compensation Committee’s assessment of their management experience, performance and service to the Company over a long period of time.

A substantial amount of the compensation for our executives is “at risk” based on performance.  In 2010, the Named Executive Officers as a group had 74% of their total target compensation linked to performance, and Mr. Woodhouse had 79% of his total target compensation linked to performance (total target compensation refers to the sum of base salaries and annual bonus plan and LTI opportunities).  Because a significant portion of total compensation is “at risk” and performance-based, the eventual compensation received by our Named Executive Officers may vary significantly from target based on their achievements and their ability to generate stock price improvement.

Base Salary.  Base salary for our executive officers is determined based on the scope of work, skills, experience, responsibilities, performance and seniority of the executive, peer group salaries for similarly-situated positions and the recommendation of the Chief Executive Officer (except in the case of his own compensation).  Mr. Woodhouse’s and Ms. Cochran’s salaries are set per their employment agreements, subject to increases at the discretion of the Compensation Committee.  The Company views base salary as a fixed component of executive compensation that compensates the executive officer for the daily responsibilities assumed in keeping the Company operating throughout the year.

The Compensation Committee reviews executive officers’ salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year.  Each Named Executive Officer is assigned a salary range based on similar positions in the peer group.  The Compensation Committee then considers many factors, including individual performance, experience and tenure in setting base salary increases within this range.  The greater an individual’s performance and contribution, the larger the annual increase may be.  In addition, the Compensation Committee may identify certain positions as critical to our business and target base salaries for these positions above the 60th percentile target.

In response to the general economic downturn and upon the recommendation of management, the salaries of all Named Executive Officers were frozen during 2010.    When reviewing salaries for 2011, the Compensation Committee, believing that economic conditions had moderated somewhat and, in reliance upon competitive information supplied by Cook & Co., recently increased the salaries of Messrs. Woodhouse, Maxwell and Shoaf.  The salaries of all executive officers, as a group, were increased 5% for 2011.

Annual Bonus Plan.  The annual bonus plan generally provides our executive officers with the ability to receive additional cash compensation based on a percentage of base salary and our performance.  The performance metric established for eligibility to receive a bonus in 2010 was operating income.  For 2010, recognizing that the economic and market volatility make a formulaic plan difficult to administer, executive officers were eligible to receive a bonus of 200% of target (target being median reflected by our peer group) if operating income met or exceeded $90 million.  Target bonuses during 2010 for the Named Executive Officers were as follows: Mr. Woodhouse ($1,250,000); Ms. Cochran ($500,000); Mr. Barber ($500,000); Mr. Shoaf ($290,136); and Mr. Maxwell ($243,079).  Operating income for 2010 was $164.7 million.  Because the performance metric ($90 million) was achieved, the executives became eligible for annual bonuses at 200% of target.  The Compensation Committee, under the 2010 annual bonus plan, had the discretion to reduce, if it deemed appropriate, but not to increase, the amount of any award(s).  Given what the Committee deemed an outstanding performance operationally, financially and otherwise during 2010 (see “How did the Company perform during 2010?” above), the Committee did not reduce any award and, accordingly, the Named Executive Officers received bonuses at 200% of target.  Those 2010 annual bonuses are reflected in the 2010 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 27 of this proxy statement.  The target and maximum potential bonuses (expressed as a percentage of base salary) currently are the same for 2011.

Long-Term Incentives.  The Compensation Committee believes that long-term incentives, particularly equity-based awards, provide the strongest alignment between shareholders and executive officers.  Therefore, a significant portion of our executive officers’ total compensation is provided in the form of equity.  Long-term incentives may include: restricted cash awards; stock options; restricted stock; restricted stock units; stock appreciation rights; dividend equivalents; stock awards; and other stock-based awards.  Some incentives, such as stock options, are specifically designed to provide rewards based on stock price appreciation, while others, such as restricted stock and performance shares, deliver rewards based upon generating long-term shareholder returns through business building efforts.

Our long-term incentives are evaluated independently and in the context of total compensation.

Each Named Executive Officer’s 2010 LTI opportunity was established as a percentage of his or her 2010 base salary as follows: Mr. Woodhouse (250%); Ms. Cochran (175%); Mr. Barber (200%); Mr. Shoaf (130%); and Mr. Maxwell (80%).  The 2010 Long-Term Incentive Plan (LTI) consisted of two components – an annual stock option grant and the 2010 Long Term Performance Plan (LTPP).  Each component represented 50% of each Named Executive Officer’s total LTI opportunity.

Each Named Executive Officer’s 2010 LTI stock option award had an exercise price of $31.58 and vests ratably over a three-year period from the date it was granted (September 10, 2009).  The number of shares covered by each option granted pursuant to the LTI was as follows: Mr. Woodhouse (106,978); Ms. Cochran (37,442); Mr. Barber (42,791); Mr. Shoaf (23,057); and Mr. Maxwell (11,888).  The grant date fair value of these awards is reflected in the 2010 “Option Awards” column of the Summary Compensation Table on page 27 of this proxy statement.

Each Named Executive Officer’s 2010 LTPP Award consisted of shares of Cracker Barrel stock.  Target awards were established for each Named Executive Officer by dividing (i) 50% of the executive’s total LTI award opportunity; by (ii) $28.86, the price of Cracker Barrel stock as of the first day of fiscal 2010.  The performance metric established for eligibility to receive a 2010 LTPP award also was operating income.  For 2010, executive officers were eligible to receive an LTPP award of up to 200% of target (target being median reflected by our peer group) if operating income met or exceeded $90 million.  Operating income for 2010 was $164.7 million.  Because the performance metric was achieved, the executives become eligible for 2010 LTPP awards at 200% of target.  Similar to the Annual Bonus Plan, the Compensation Committee had the discretion to reduce, if it deemed appropriate, but not to increase, the amount of any award(s) under the 2010 LTPP.  Again, given what the Committee deemed an outstanding performance operationally, financially and otherwise during 2010, the Committee did not reduce any award and, accordingly, the Named Executive Officers received 2010 LTPP awards consisting of shares of Cracker Barrel common stock as follows: Mr. Woodhouse (86,625); Ms. Cochran (30,319); Mr. Barber (34,650); Mr. Shoaf (18,670); and Mr. Maxwell (9,626).  LTPP awards are distributable on the first day of our 2013 fiscal year and are forfeited if, prior to that date, a participant is terminated or voluntarily resigns (other than as a result of retirement).  The grant date fair values of the 2010 LTPP awards are reflected in the 2010 “Stock Awards” column of the Summary Compensation Table on page 27 of this proxy statement.

Health and Welfare Benefits.  We offer a group insurance program consisting of life, disability and health insurance benefit plans that cover all full-time management and administrative employees and a supplemental group term life insurance program, which covers executive and other officers.  Aside from the annual recalibration of benefit costs and the associated premium changes that affect all participants, no significant changes were made to our health and welfare benefits for executive officers during 2010.

Severance and Change in Control Provisions.  We have a severance plan that applies to our executive officers without employment contracts.  Under the severance plan, executives receive up to 18 months pay (plus one additional week of pay for each year of service in excess of 15 years) as a result of termination of their employment by the Company other than for “cause,” which is defined in the severance plan.

We have management retention (change in control) agreements with each of our executive officers, including the Named Executive Officers, which agreements are described under “EXECUTIVE COMPENSATION – COMPENSATION TABLES AND INFORMATION – Potential Payments Upon Termination or Change in Control,” including the table on page 32 of this proxy statement that shows the potential payments for each Named Executive Officer under various termination scenarios.   None of our current Named Executive Officers has an employment agreement other than Mr. Woodhouse and Ms. Cochran, whose agreements are described on pages 34-36.  There were no significant changes to our severance or change in control provisions in 2010.

The change in control agreements would result in severance benefits after a change in control only if the executive is terminated without cause (or terminates his/her employment for “good reason” as described in the agreements) within two years after such an event.  Unvested equity awards (stock options, stock appreciation rights, restricted stock, restricted stock units) will vest immediately upon a change in control, consistent with the provisions of our existing equity compensation plans.

These agreements are intended to ensure that the Company will have the continued dedication, undivided loyalty, and objective advice and counsel from these key executives in the event of a proposed transaction, or the threat of a transaction, which could result in a change in control of the Company.  When establishing our change in control agreements, the Compensation Committee intended to provide executive officers with adequate financial security so that they could focus on achieving successful business continuity. We believe that the provision of severance and benefits and change in control protection for certain of our executive officers is consistent with market practice, is a valuable executive talent retention provision, and is consistent with the objectives of our overall executive compensation program.

Do you provide perquisites and other benefits to executive officers?

We provide limited perquisites and other benefits to our executive officers.  Any perquisites that are received by Named Executive Officers are reflected in the Summary Compensation Table on page 27 of this proxy statement under the “All Other Compensation” column and related footnote.  In particular:

•	Named Executive Officers do not have use of a Company vehicle;
•	Named Executive Officers may not schedule the Company aircraft for personal travel;
•	We do not have a defined benefit pension plan or SERP; and
•
With the exception of certain items of security that were provided for Messrs. Woodhouse and Barber and Ms. Cochran during 2010, we do not provide a number of perquisites that are provided by other companies, such as club memberships, drivers, or financial and legal planning.

Is Mr. Woodhouse’s compensation determined in the same manner as the other Named Executive Officers?

Generally – yes.  Mr. Woodhouse is a party, however, to an employment agreement described below in “Do any Named Executive Officers have employment agreements?”  As noted above, Mr. Woodhouse’s base salary was recently increased, the first increase in Mr. Woodhouse’s base salary since 2007.

How does the Compensation Committee use “tally sheets”?

As part of the Compensation Committee’s efforts to review and structure executive compensation, the Compensation Committee reviews tally sheets for executive compensation, inclusive of the value of equity awards.  The tally sheets assist the Compensation Committee in understanding the levels of executive compensation that have been, and are being, received by our executive officers.  The Compensation Committee will continue to review tally sheets for executive officers on an annual basis.

Does the Compensation Committee delegate its authority to make stock awards?

Yes, on a limited basis.  The Compensation Committee has delegated to our CEO the authority to make certain awards, subject to the following limitations:

•	The recipient of any grant is not, or is not expected to be an executive officer;
•	Any award may not exceed 5,000 shares;
•	Any award may not vest at an annual rate greater than 33-1/3% for three years; and
•	At any Compensation Committee meeting, the CEO must report all awards made by him pursuant to this delegation of authority.

During 2010, no grants were made by our CEO pursuant to this delegation of authority.

What policies are there on timing when equity awards are made?

We have never “backdated” and have a policy against “backdating” of options.  In addition, we adhere to the following policies as to equity awards:

•
The exercise price of each stock option awarded to our senior executives is the closing price of our stock on the date of grant, which generally is the date of the September Compensation Committee meeting at which equity awards for senior executives are determined.  Board and committee meetings generally are scheduled at least one year in advance.  Scheduling decisions are made without regard to anticipated earnings or other major announcements by us.  We prohibit the re-pricing of stock options.

•
New hire equity awards or grants to promoted employees, including stock option grants, are made effective the date of the next Compensation Committee meeting following employment date or promotion, respectively.

•	Other interim or ad hoc equity awards such as retention awards, including stock option grants, are made effective on the date of the next Compensation Committee meeting.
•	The grant date for equity awards, including stock options, is the date of approval of the grants, or a specified later date.
•	Except as set forth above, we do not have any program, plan or practice to time stock option grants to executive officers in coordination with the release of material non-public information.

What factors are considered in decisions to materially modify compensation?

From time to time and at least annually in connection with our fiscal year end, the Compensation Committee will review market data, individual performance and retention needs in making decisions to adjust compensation materially.  Other than our current policy of targeting base salary and incentive compensation at 60% and 50%, respectively, of our peer group, we do not have any set formula for determining the amount of each compensation element as a percentage in our executive officers’ compensation packages. We consider the competitive landscape for talent in our industry and geography and base our compensation decisions on how we want to position ourselves in the marketplace for executive talent.

Do you have a policy about recovery of performance-based awards if an executive is guilty of misconduct?

Yes – If the Compensation Committee and the Board of Directors determine that an executive officer has engaged in fraudulent behavior or intentional misconduct, including with regard to the reporting of our performance, the Compensation Committee and the Board of Directors will immediately take corrective action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate.  Discipline would vary depending on the facts and circumstances, and could include, without limitation, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results.  These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Does Cracker Barrel have stock ownership guidelines for its executive officers?

Yes – We have stock ownership guidelines (the “Ownership Guidelines”) covering all executive officers, which are posted on our website at crackerbarrel.com. The guideline is 70,000 shares for the Chief Executive Officer, 25,000 shares for the Chief Operating Officer, 15,000 shares for the Chief

Financial Officer and 5,000 shares for any other executive officer.  The time frame to reach the stated guideline amount was August 1, 2009 for Mr. Woodhouse, August 1, 2010 for Messrs. Maxwell and Shoaf, August 1, 2013 for Mr. Barber and August 1, 2014 for Ms. Cochran.  Officers subject to the Ownership Guidelines who are hired or promoted after the program’s inception in 2005, have five years, from the beginning of the first full fiscal year in position, to reach the stated guideline amount.  All of our executive officers are in compliance with the Ownership Guidelines.

Shares counted toward achievement of the Ownership Guidelines include shares directly or indirectly owned by the executive officer (whether certificated or in “street name”) and shares of restricted stock.  The Compensation Committee reviews executive officer ownership levels annually.  At this time, all Named Executive Officers are exceeding their Ownership Guidelines.  Directors and executive officers are prohibited from hedging their holdings of our common stock.

What is the effect of accounting and tax treatments on compensation?

Although the accounting and tax treatment of executive compensation generally has not been a factor in the Compensation Committee’s decisions regarding the amounts of compensation paid to our executive officers, it has been a factor in the compensation mix as well as the design of compensation programs.  As further described below, for example, we have attempted to structure our compensation to maximize the tax benefits to the Company (e.g., deductibility for tax purposes).  Owing to the adoption of SFAS 123R, we do not expect accounting treatment of differing forms of equity awards to vary significantly, and, therefore, accounting treatment is not expected to have a material effect on the Compensation Committee’s future selection of differing types of equity awards.

Section 162(m).  Section 162(m) of the Internal Revenue Code (the “Code”) imposes a $1 million limit on the amount a public company may deduct for compensation paid to its Chief Executive Officer or any of our four other most highly compensated executive officers (excluding our chief financial officer, who the Internal Revenue Service has indicated may be excluded) who are employed by the Company as of the end of the fiscal year.  However, the limit described in Section 162(m) does not apply to compensation that satisfies the requirements of Section 162(m) for “qualifying performance-based” compensation.  The Compensation Committee attempts to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program.  However, the Compensation Committee also believes that it must (and does) reserve the right to award compensation which it deems to be in our best interest and our shareholders, but which may not be fully tax deductible under Section 162(m).  For example, as noted above, Mr. Woodhouse’s salary has been set at $1 million for the preceding three years and an increase to him was deemed justified irrespective of lack of the deductibility of the excess over $1 million.

Sections 280G and 4999.  We provide our Named Executive Officers with change in control agreements.  These agreements provide for tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Code Section 4999 as well as any additional income and employment taxes resulting from such reimbursement. Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment,” and Code Section 280G disallows the tax deduction to the payor of any amount of excess parachute payment that is contingent upon a change in control.  A payment as a result of a change in control must exceed 2.99 times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount.  The intent of the tax gross-up is to provide a benefit without tax penalty to certain executives who are displaced in the event of a change in control.  We believe that the provision of tax protection for certain of our executive officers was consistent with market practice at the time those agreements were entered into, was a valuable executive talent retention provision, and was consistent with the objectives of our overall executive compensation program.  We, however, continue to study whether such provisions are consistent with current market practices and whether we should continue such provisions in future agreements.  In 2009, when we entered into a new employment agreement with Mr. Woodhouse, he agreed to limit any payments or benefits that he would receive as a result of a termination following a Change in Control to the extent necessary to prevent the imposition of (and accordingly, any gross up with respect to) any excise tax imposed upon “excess parachute payments” by Section 4999 of the Code.  See “—COMPENSATION TABLES AND INFORMATION—Employment and Other Agreements.”  Additionally, we determined that there would have been no payouts under the gross up provisions in the agreements of any of our other executives had a change in control occurred as of the end of 2010 and, accordingly, elected to make no changes in these agreements at the present time.

What are the respective roles of the Compensation Committee, its consultant and our executive officers in determining executive compensation?

The Compensation Committee’s Role.  The Compensation Committee’s primary responsibility is the establishment and approval of compensation and compensation programs for our executive officers.  In the case of executive officers who also serve as directors, the Compensation Committee makes recommendations to the independent directors of the Board.  Compensation decisions are designed to promote the achievement of our business objectives and strategy; therefore, the planning and evaluation of performance are continuous processes. The majority of the compensation decisions for the executive officers generally are made annually during the July meetings of the Compensation Committee and the Board of Directors.

In developing its views, the Compensation Committee believes that it is advisable to obtain input from management and from independent consultants retained by the Compensation Committee, which currently is Cook & Co.  While the recommendations of management and the Compensation Committee’s consultants provide valuable guidance, the Compensation Committee ultimately makes all final decisions in carrying out its responsibilities and determining compensation levels and structure.  All members of the Compensation Committee are independent non-employee directors.

Management’s Role. The significant aspects of management’s role in the compensation process are:

•	Recommending business performance targets and objectives and providing background information about the underlying strategic objectives;
•	Evaluating employee performance;
•	Recommending cash compensation levels and equity awards;
•	The CEO works with the Compensation Committee Chairman to establish the agenda for Compensation Committee meetings;
•	The CEO generally makes recommendations to the Compensation Committee regarding salary increases for other executive officers during the regular merit increase process;
•	The CEO provides his perspective on recommendations provided by the consulting firm hired by the Compensation Committee regarding compensation program design issues; and
•
Other executive officers, at the request of the Compensation Committee, work with the outside consultants hired by the Compensation Committee, to provide data about past practices, awards, costs and participation in various plans, as well as information about our annual and longer-term goals.  When requested by the Compensation Committee, selected executive officers may also review consultant recommendations on plan design and structure and provide a perspective to the Compensation Committee on how these recommendations may affect recruitment, retention and motivation of our employees as well as how they may affect us from an administrative, accounting, tax or similar perspective.  The other Named Executive Officers do not play a role in their own compensation determination, other than discussing individual performance objectives with the CEO.

The Role of Advisors and Consultants. By the terms of its charter, the Compensation Committee can retain and dismiss independent compensation consultants and approve their compensation, and the consultants report directly to the Compensation Committee.  Cook & Co. is authorized to communicate with members of management as necessary, but may not perform work directly for management without the Compensation Committee’s advance approval.  For executive compensation awarded in 2010, Mr. Woodhouse was assisted by certain members of senior management as well as Cook & Co. in reviewing the competitive landscape for executive talent and structuring the types and levels of executive compensation for review by the Compensation Committee.  The Compensation Committee and the Board of Directors are responsible for establishing Mr. Woodhouse’s compensation package.  The Compensation Committee and the Board of Directors consulted with Cook & Co. in determining the executive compensation to be awarded to Mr. Woodhouse in 2010.

How are non-management directors compensated?

The compensation of non-management directors in 2010 is described on pages 12 and 33 of this proxy statement.

COMPENSATION COMMITTEE REPORT

This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

What is the Compensation Committee and what does it do?

The Compensation Committee of the Board of Directors establishes the salaries and other compensation of the Chairman and CEO, the other executive officers named in the Summary Compensation Table and other selected senior executives of the Company.  The Compensation Committee also is charged with the responsibility to review and approve our executive compensation and benefits plans and policies, administer our executive compensation programs, incentive compensation plans and equity-based plans and evaluate the risks associated with our compensation philosophy and programs.  As it deems necessary, the Compensation Committee engages independent compensation consultants and counsel to advise the Compensation Committee on all matters related to CEO and other executive compensation.  The Compensation Committee engages an independent consultant to conduct a competitive review of executive compensation, including long-term incentive compensation levels.

The Compensation Committee met seven times in 2010.  Five of the seven Compensation Committee meetings included an executive session with no Company employees present.

Are the members of the Compensation Committee “independent”?

Yes.  It comprises four directors, all of whom are independent as determined in accordance with Nasdaq’s listing standards and our Corporate Governance Guidelines.

Has the Compensation Committee adopted a Charter?

Yes.  A copy of that Charter is posted on our Internet website at crackerbarrel.com.

What has the Compensation Committee done in recommending that our Compensation Discussion and Analysis (“CD&A”) be included in our proxy statement and Annual Report on Form 10-K?

The Compensation Committee has reviewed and discussed the CD&A with management.  Based on its review and discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2010.

Who has furnished this report?

This report has been furnished by the members of the Compensation Committee:

Charles E. Jones, Jr., Chairman
Robert V. Dale
Richard J. Dobkin
Andrea M. Weiss

COMPENSATION TABLES AND INFORMATION

Summary Compensation Table(1)

The following table includes information regarding the compensation paid or awarded to the individuals listed below (each a “Named Executive Officer,” and collectively, the “Named Executive Officers”) during 2008, 2009 and 2010.

Name and Principal Position	Year	Salary	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensa- tion(3)	Total
		($)	($)	($)	($)	($)	($)
Michael A. Woodhouse, Chairman and Chief Executive Officer	2010 2009 2008	$1,000,000 $1,000,000 $1,000,000	$1,367,825 $5,250,514 $2,626,164	$1,286,522 $1,219,769 $1,710,183	$2,500,000 $753,000 $0	$29,108 $877,608 $79,807	$6,183,455 $9,100,891 $5,416,154
Sandra B. Cochran, Executive Vice President, Chief Financial Officer(4)	2010 2009	$500,000 $160,985	$478,721 $1,174,613	$450,283 $272,825	$1,000,000 $96,977	$141,774 $242,398	$2,570,778 $1,947,798
Douglas Barber, Executive Vice President, Chief Operating Officer	2010 2009 2008	$500,000 $500,000 $388,611	$547,124 $1,104,227 $689,900	$514,609 $487,908 $296,579	$1,000,000 $304,020 $0	$17,011 $318,655 $16,918	$2,578,743 $2,714,810 $1,392,008
N.B. Forrest Shoaf; Senior Vice President, Chief Legal Officer and Secretary	2010 2009 2008	$414,480 $414,480 $383,778	$294,799 $776,983 $475,594	$277,284 $262,890 $328,161	$580,272 $174,778 $0	$10,789 $177,938 $17,497	$1,577,624 $1,807,069 $1,205,030
Terry Maxwell, Senior Vice President, Retail	2010 2009 2008	$347,256 $347,256 $327,600	$151,995 $307,428 $282,023	$142,961 $135,536 $192,090	$486,158 $146,431 $0	$2,562 $90,748 $7,361	$1,130,931 $1,027,398 $809,074

(1)
We have omitted the Bonus and Change in Pension Value and Nonqualified Deferred Compensation Earnings columns because we did not pay discretionary bonuses in 2008, 2009 and 2010, and we have no defined benefit pension plan, nor any type of supplemental executive retirement plan. Under the Deferred Compensation Plan, executives may defer up to 50% of salary and 100% of bonus into a fully funded, self-directed plan. These amounts are then invested at their discretion in the same mutual funds generally available to all employees who participate in our 401(k) plan. SEC regulations, however, define earnings as “above-market” “if the rate of interest exceeds 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Code) at the rate that corresponds most closely to the rate under the registrant’s plan at the time the interest rate or formula is set.”  As defined there were no “above market” earnings; additionally, any amounts that these individuals earn require no cash outlay by us since the investments were fully funded at the time of the deferral.

(2)
The amounts shown in this column reflect the grant date fair value of awards made in 2010, 2009, and 2008. The 2008 and 2009 award values were recalculated from amounts shown in prior proxy statements to reflect their grant date fair values in accordance with current SEC disclosure requirements. The fair value of stock and option awards is based on the market value of our common stock on the date of grant.  For additional information regarding the assumptions used to calculate fair value, see Note 2 to the Consolidated Financial Statements included or incorporated by reference in the Company’s Annual Report on Form 10-K for 2010.

(3)
Amounts shown in this column for 2010 include the company match under our non-qualified deferred compensation plan (Mr. Woodhouse ($26,295); Ms. Cochran ($4,063); Mr. Barber ($7,500); and Mr. Shoaf ($8,839)); the company match under our 401(k) plan (Mr. Maxwell ($612)); our payment of premiums for life insurance (Mr. Woodhouse ($780); Ms. Cochran ($780); Mr. Barber ($780); Mr. Shoaf ($780); and Mr. Maxwell ($780)); our payment for certain security services (Mr. Woodhouse ($863); Ms. Cochran ($2,691); and Mr. Barber ($7,561)); and our payment of premiums for long-term disability insurance (Mr. Woodhouse ($1,170); Ms. Cochran ($1,170); Mr. Barber ($1,170); Mr. Shoaf ($1,170); and Mr. Maxwell ($1,170)); and certain relocation expenses for Ms. Cochran of $133,070.  Includes the following payments during 2009 in exchange for the executives’ agreement to terminate their rights under the 2009 Long Term Performance Plan (Mr. Woodhouse ($752,015); Ms. Cochran ($84,109); Mr. Barber ($300,809); Mr. Shoaf ($162,088); and Mr. Maxwell ($83,571)).

(4)	Ms. Cochran was appointed as Executive Vice President and Chief Financial Officer effective March 11, 2009.

Grants of Plan-Based Awards

The following Grants of Plan-Based Awards table provides additional information regarding non-equity and equity incentive plan awards granted to the Named Executive Officers during 2010.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
		Target ($)	Maximum ($)	Target (#)	Maximum (#)
Mr. Woodhouse	09/10/09	$1,250,000	$2,500,000	43,313	86,626
	09/10/09						106,978	$31.580	$1,286,522
Ms. Cochran	09/10/09	$500,000	$1,000,000	15,159	30,318
	09/10/09						37,442	$31.580	$450,283
Mr. Barber	09/10/09	$500,000	$1,000,000	17,325	34,650
	09/10/09						42,791	$31.580	$514,609
Mr. Shoaf	09/10/09	$290,136	$580,272	9,335	18,670
	09/10/09						23,057	$31.580	$277,284
Mr. Maxwell	09/10/09	$243,079	$486,158	4,813	9,626
	09/10/09						11,888	$31.580	$142,961

______________________________________
(1)
The 2010 Annual Bonus Plan did not contain a “threshold” – see description on page 19.  Actual payouts (at maximum) are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)
The 2010 LTPP, which represented 50% of the total 2010 LTI opportunity, did not contain a “threshold” – see description on page 20.  The value set forth in the “Stock Award” column of the Summary Compensation Table reflects the grant date fair value of the award at target; however, as described on page 20, each executive received the maximum award.

(3)	Includes 2010 stock option award representing 50% of total 2010 LTI opportunity– see description on page 19.

Outstanding Equity Awards at Fiscal Year-end

The following table summarizes equity awards made to the Named Executive Officers that were outstanding as of July 30, 2010.

	Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options (#) Exercisable	Number Of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)	Market Value Of Shares Of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units Or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Mr. Woodhouse								100,000	$3,845,000
	90,347	0	0	$37.19	9/25/2013
	78,652	0	0	$35.60	9/22/2014
	145,330	0	0	$34.60	9/22/2015
	2,500	0	0	$40.00	9/21/2016
	93,969	46,984	0	$40.05	9/19/2017
	42,835	85,670	0	$27.02	9/25/2018
	0	106,978	0	$31.58	9/10/2019

Ms. Cochran						25,000	$961,250
	8,334	16,666	0	$24.27	3/11/2019
	0	37,442	0	$31.58	9/10/2019

Mr. Barber						2,500	$96,125
						18,750	$720,938
	1,650	0	0	$35.60	9/22/2014
	5,062	0	0	$34.60	9/22/2015
	9,108	0	0	$40.00	9/21/2016
	16,296	8,148	0	$40.05	9/19/2017
	0	34,268	0	$27.02	9/25/2018
	0	42,791	0	$31.58	9/10/2019

Mr. Shoaf						9,375	$360,469
						5,081	$195,364
	7,000	0	0	$40.46	4/11/2015
	14,664	0	0	$34.60	9/22/2015
	2,500	0	0	$40.00	9/21/2016
	18,031	9,016	0	$40.05	9/19/2017
	0	18,464	0	$27.02	9/25/2018
	0	23,057	0	$31.58	9/10/2019

Mr. Maxwell						9,375	$360,469
	0	5,277	0	$40.05	9/19/2017
	0	9,519	0	$27.02	9/25/2018
	0	11,888	0	$31.58	9/10/2019

Option Exercises and Stock Vested

The following table provides information, for the Named Executive Officers, on (1) stock option exercises during 2010, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards in the form of restricted stock and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Woodhouse	16,736 65,513 58,769 160,000	$296,018 $1,536,319 $1,506,637 $4,228,367	25,000	$918,500
Ms. Cochran	0	$0	0	$0
Mr. Barber	17,134	$427,442	6,250	$228,750
Mr. Shoaf	9,232	$221,794	3,125 1,400 1,694	$114,375 $70,602 $82,972
Mr. Maxwell	5,102 5,000 4,777 5,223 4,053 5,000 13,100 9,422 10,555 4,760	$123,650 $103,778 $70,725 $77,328 $66,450 $63,127 $127,536 $113,020 $126,083 $118,882	3,125	$114,375

Equity Compensation Plan Information

The following table summarizes share and exercise price information about our equity compensation plans as of July 30, 2010:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	Options – 1,597,040	$33.69	897,942
	Full Value – 270,003	N/A
Equity compensation plans not approved by security holders	Options – 207,558	$27.60	0
	Full Value – 25,000	N/A
Total	Options – 1,804,598	$33.68	897,942
	Full Value – 295,003	N/A
As of July 30, 2010, options to purchase 727,919 shares at a weighted average exercise price of $32.64 per share were outstanding under the Amended and Restated Stock Option Plan (the “A&R Plan”), and 819,387 shares at a weighted average exercise price of $36.66 per share were outstanding under the Cracker Barrel 2002 Omnibus Incentive Compensation Plan (the “Omnibus Plan”).  In addition, as of July 30, 2010, there remain 383,869 shares to be optioned and sold under the A&R Plan and 514,073 shares to be optioned and sold under the Omnibus Plan.  On July 30, 2010, the closing market price of the shares on Nasdaq was $48.98.

Nonqualified Deferred Compensation

We maintain a non-qualified deferred compensation plan for our executive officers and certain employees.  The deferred compensation plan permits participating executive officers voluntarily to defer receipt of up to 50% of their base salaries and up to 100% of their annual incentive compensation.  These deferrals are fully funded from deductions from the participants’ applicable payroll or bonus checks.  Amounts deferred under the plan are payable in cash on the date or dates selected by the participant in accordance with the terms of the plan or on such other dates specified in the plan.  Deferred amounts earn rates of return based on the performance of several investment alternatives selected by the participant.  These investment alternatives mirror those available to all eligible employees under our 401(k) plan.  We also provide a 25% match of the executive’s contributions up to 6% of pay (or, a maximum of 1.5% of eligible pay, the same matching formula used in our 401(k) plan).  The following table provides additional information concerning the deferred compensation account for each Named Executive Officer, including the voluntary contributions made by the Named Executive Officers and by us to the deferred compensation plan during 2010 and the aggregate deferred compensation balance as of the fiscal year ended July 30, 2010.

Name	Aggregate Balance at Beginning FYE ($)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mr. Woodhouse	$2,525,158	$338,250	$26,295	$642	--	$2,890,345
Ms. Cochran	--	$16,250	$4,063	$66	--	$20,379
Mr. Barber	$95,251	$30,000	$7,500	$14,127	--	$146,878
Mr. Shoaf	$217,882	$58,926	$8,839	$21,548	--	$307,195
Mr. Maxwell	$25,895	--	--	$2,988	--	$28,883

Potential Payments Upon Termination or Change in Control

Our Named Executive Officers are entitled to certain benefits in the event their employment is terminated under specified circumstances. Circumstances which would trigger payments and/or other benefits to certain of our Named Executive Officers include death, disability, termination of employment by the Company without cause, termination by the Named Executive Officer for good reason or a change-in-control of the Company.

In order for a Named Executive Officer to receive the payment and/or benefits to which he/she is entitled pursuant to any applicable employment agreement or our severance policy, he/she must execute and deliver to the Company a release in a form satisfactory to the Company.  So long as any Named Executive Officer who is receiving payments and/or benefits from the Company has not breached any applicable restrictive covenants (including, without limitation, non-compete, non-solicitation, non-disparagement and/or confidentiality agreements), the Company will continue to make any required payments.  In the event a Named Executive Officer breaches any applicable restrictive covenant, the Company will cease making any future payments and providing any other benefits to the Named Executive Officer and will also consider pursuing all legal and equitable remedies available to the Company under any applicable employment agreement and applicable law.

The following table sets forth payments and benefits that may be received by our Named Executive Officers under any existing employment agreements, equity grant agreements, plans or arrangements, whether written or unwritten, in the event of termination for specified reasons and/or a change-in-control of the Company.  The following information has been prepared based on the assumption that the Named Executive Officer was terminated, or a change-in-control of the Company occurred, on July 30, 2010.  The closing price for our common stock on July 30, 2010 was $48.98.

Name	Termination By Company Without Cause(1) ($)	Termination By Company for Cause before or after Change in Control ($)	Death or Disability(2) ($)	Termination by Employee for Change in Duties or Compensation before Change-in- Control(3) ($)	Termination by Employee for Change in Duties or Compensation after Change-in-Control(3) ($)	Termination by Company after Change-in-Control not for cause(3) ($)
Mr. Woodhouse	$15,866,195	$0	$9,140,897	$15,866,195	$18,347,583	$18,347,583
Ms. Cochran	$1,764,000	$0	$1,485,014	$1,764,000	$4,971,997	$4,971,997
Mr. Barber	$1,780,000	$0	$1,697,159	$0	$5,463,696	$5,463,696
Mr. Shoaf	$1,939,222	$0	$914,470	$0	$3,373,653	$3,373,653
Mr. Maxwell	$1,449,487	$0	$471,479	$0	$2,185,922	$2,185,922

(1) - Assumes termination occurs on the last day of the fiscal year.  Per Mr. Woodhouse’s and Ms. Cochran’s Employment agreements - all others as outlined in approved Severance Policy and includes the value of their 2010 ABP payment and LTPP if retirement eligible.

(2) - Per Mr. Woodhouse’s Employment agreement – The 150,000 restricted share grant detailed in the agreement vests and becomes distributable upon death or disability.  100,000 shares remain, calculated at 2010 fiscal year end stock price of $48.98.

(3) - Per Mr. Woodhouse's and Ms. Cochran’s Employment agreements - all others per Change in Control agreements.

For additional information regarding payments required to be made to a Named Executive Officer pursuant to his or her employment agreement or any other arrangement with the Company in connection with a termination of employment and/or a change-in-control of the Company, please see the sections below that describe Mr. Woodhouse’s and Ms. Cochran’s respective employment agreements and the change in control agreements that are in place for Ms. Cochran and the other Named Executive Officers.

Director Compensation Table

The table below sets forth the compensation of non-management directors, which is described in greater detail on page 12 of this proxy statement.  We have no non-equity incentive plan for non-employee directors and during 2010, no director received an option award or earned “above-market” (as that term is defined by the SEC) interest on any of his or her compensation that had been deferred.

Name	Fees Earned or Paid in Cash	Stock Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)
Mr. Dale	$141,833	$78,828	$0	$0	$220,661
Mr. Dobkin	$112,500	$78,828	$7,470	$0	$198,798
Mr. Hilton	$77,000	$78,828	$34,071	$1,000	$190,899
Mr. Jones	$94,500	$78,828	$43,593	$9,231	$226,151
Mr. Lowery	$76,000	$78,828	$51,819	$9,231	$215,877
Ms. Mitchell	$82,833	$78,828	$36,988	$1,000	$199,648
Ms. Weiss	$76,000	$78,828	$23,006	$9,231	$187,065
Mr. White	$82,000	$78,828	$5,279	$0	$166,106
James D. Carreker(1)	$27,333	$0	$0	$0	$27,333
____________________________
(1) Mr. Carreker did not stand for re-election at the 2009 Annual Meeting.  Mr. Carreker was “independent” in accordance with Nasdaq’s listing standards and our Corporate Governance Guidelines.

Mr. Woodhouse, our Chairman of the Board, President and Chief Executive Officer, is compensated pursuant to his employment agreement and certain benefit plans described above under “EXECUTIVE COMPENSATION” and receives no additional benefits as a result of his service on the Board.

Employment and Other Agreements

Do any named executive officers have employment agreements?

Yes.  We currently have employment agreements with Mr. Woodhouse and Ms. Cochran, each of which is discussed in more detail below.

What are the terms of Mr. Woodhouse’s employment agreement?

Under Mr. Woodhouse’s employment agreement, he serves as our Chief Executive Officer and also is required to hold either the title of Chairman or President for a term extending through October 2011.  In the event of a “change in control” (as defined below), the then existing term of the agreement is extended for one year.

Mr. Woodhouse’s employment agreement provides for the payment of an annual salary in the amount of $1,000,000, which may be increased from time to time.  Under the agreement, Mr. Woodhouse received a restricted stock grant of 150,000 shares that vests  at the rate of 25,000 shares per achievement of six strategic goals established by the Board’s Compensation Committee: two goals (recruitment and retention of a chief financial officer and a senior marketing officer) were achieved; the remaining four must be achieved on or before the end of our 2011 fiscal year.  The agreement also establishes bonus targets (as a percentage of base salary) for Mr. Woodhouse’s participation in our annual and long-term incentive plans for officers, which plans are more fully described in the Compensation Discussion and Analysis.

In the event we terminate Mr. Woodhouse’s employment without “cause” or he terminates his employment for “good reason” (each, as defined in the agreement), his agreement entitles him to a severance payment equal to the unpaid amount due during the employment term through the date of the termination, plus three times his annual salary in effect on the date of termination, as well as a lump sum cash distribution determined by a formula based on his unvested stock options which otherwise would have vested during the current term.  Any unvested restricted stock granted to Mr. Woodhouse under the agreement will vest and become distributable.  The agreement specifies that Mr. Woodhouse’s participation in our life, medical and disability insurance programs will continue if we terminate his employment without “cause” for up to 24 months or the expiration of the term of the agreement, so long as he is not employed elsewhere and covered by that employer’s benefit plans.  The agreement also describes rights to compensation if Mr. Woodhouse’s employment is terminated or suspended due to death, disability or “cause.”  This agreement generally does not preclude Mr. Woodhouse from participating in any other Cracker Barrel benefit plan or arrangement.

In the event of a “change in control” (as defined below) and either we terminate Mr. Woodhouse’s employment for reasons other than “cause” or Mr. Woodhouse voluntarily terminates  his employment for Good Reason (as defined in the agreement), we are required to pay Mr. Woodhouse, in addition to any amounts owed through the date of termination of employment, including a prorated portion of any then existing incentive or bonus plan applicable to Mr. Woodhouse, 2.99 times the sum of: (i) his average annual base salary for the five fiscal years prior to the termination; and (ii) the greater of: (x) his actual annual incentive bonus for the fiscal year immediately preceding the date of termination; or (y) his target bonus for the year in which the termination date falls.  The restricted shares shall vest and with respect to any unvested stock options that would have vested during the term of the agreement, we are required to pay Mr. Woodhouse an amount equal to the difference between the market value and the exercise price(s) of the shares subject to such options.  Notwithstanding the foregoing, Mr. Woodhouse’s participation in our life, medical and disability insurance programs continues for up to thirty-six months following termination of the agreement or the expiration of the term of the agreement, so long as he is not employed elsewhere and covered by that employer’s benefit plans.  Furthermore, if any payment or benefit that Mr. Woodhouse would receive in the event of a change in control would (i) constitute a

“parachute payment” within the meaning of Section 280G of the Code, and (ii) be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties payable with respect to such excise tax (such excise tax, together with any such interest and penalties, the “Excise Tax”), then Mr. Woodhouse’s benefits under this section of his agreement are limited to the amount that would result in no portion of such benefits being subject to the Excise Tax.

A “change in control” means any change in control reportable as required by the federal securities laws, but specifically including: (a) any person becoming a beneficial owner of 35% or more of our voting securities, unless that acquisition was approved or ratified by a vote of at least 2/3 of the members of our Board of Directors prior to the acquisition, (b) all or substantially all of the assets of the Company are sold or transferred, (c) shareholders approve a plan of liquidation or dissolution, or (d) a majority of the members of the Board of Directors change (unless approved by majority of those directors who were directors at the beginning of the term of the agreement).

The agreement contains certain business protection provisions that include a requirement that Mr. Woodhouse not disclose confidential information or trade secrets of the Company and a requirement that, during the term of the agreement and for two years following its termination, Mr. Woodhouse will neither solicit employees of the Company to leave their employment nor hold any position with any entity engaged wholly or in material part in the restaurant or retail business that is similar to that in which the Company or any of its affiliates is engaged.

Who negotiated the terms of Mr. Woodhouse’s employment agreement?

The terms were negotiated by the Compensation Committee and Mr. Woodhouse, each of whom was represented by separate independent legal counsel.

What are the terms of Ms. Cochran’s employment agreement?

Under Ms. Cochran’s employment agreement, she serves as our Executive Vice President and Chief Financial Officer for an initial term of two years.  The initial two-year term will be automatically extended for one year unless either Ms. Cochran or the Company gives notice of non-extension.

Ms. Cochran’s employment agreement provides for the payment of an annual salary in the amount of $500,000, which may be increased from time to time.  Under her employment agreement, Ms. Cochran received a restricted stock grant of 25,000 shares, 8,334 of which vest on the second anniversary of Ms. Cochran’s start date, and 16,666 of which vest on the third anniversary of Ms. Cochran’s start date.  Ms. Cochran also received options to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on March 11, 2009, which vest ratably over a three year period.  Ms. Cochran also received a $50,000 signing bonus.

In the event we terminate Ms. Cochran’s employment without “cause” or she terminates her employment for “good reason” (each, as defined in the agreement), the agreement entitles her to a severance payment equal to the unpaid amount due during the employment term prior to the termination, plus one and one-half times her annual salary in effect on the date of termination, payable over eighteen months.  The agreement specifies that if Ms. Cochran elects to participate in Cracker Barrel’s medical insurance program, the Company will pay Ms. Cochran for a twelve month period an amount equal to the difference between: (a) the monthly premium cost under COBRA of such participation; and (b) the monthly premium cost of such participation at the time of Ms. Cochran’s termination, so long as she is not employed elsewhere and covered or entitled to be covered by that employer’s benefit plans.  The agreement also describes rights to compensation if Ms. Cochran’s employment is terminated or suspended due to death, disability or “cause.”  This agreement generally does not preclude Ms. Cochran from participating in any other Cracker Barrel benefit plan or arrangement.

Ms. Cochran is also a party to an executive retention agreement that provides that in the event of a “change in control” (as defined below) and Ms. Cochran is terminated for reasons other than “cause,” the Company is required to pay Ms. Cochran specified benefits if, after a change in control of the Company there is: (1) a material change in duties or responsibilities resulting in the assignment of duties and responsibilities inferior to the duties and responsibilities in effect at the time of change in control, (2) a reduction in salary or a material change in benefits (excluding discretionary bonuses), or (3) a change in the location of work assignments from the location at the time of change in control to any other location that is further than 50 miles away from the location at the time of change in control.  The salary payments will equal 2.99 times the average salary and bonus for the three years prior to a change in control (including, when required, a gross-up payment to cover excise taxes), and benefits will include continuation of and payments for health benefits for a two-year period.

A “change in control” means any change in control reportable as required by the federal securities laws, but specifically including: (a) any person becoming a beneficial owner of 20% or more of our voting securities, unless that acquisition was approved or ratified by a vote of at least 2/3 of the members of our Board of Directors prior to the acquisition, (b) that during any period of two consecutive years following the date of the agreement, individuals who at the beginning of the period constitute members of the Board of Directors of the Company cease for any reason to constitute a majority of the Board unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the two-year period, (c) a merger, consolidation or reorganization of the Company (but not a recapitalization or similar financial restructuring which does not involve a material change in ownership of equity of the Company and which does not result in a change in membership of the Board of Directors), or (d) all or substantially all of the assets of the Company are sold or transferred.

Ms. Cochran’s employment agreement contains certain business protection provisions that include a requirement that Ms. Cochran not disclose confidential information or trade secrets of the Company and a requirement that, during the term of the agreement and for eighteen months following its termination, Ms. Cochran will neither solicit employees of the Company to leave their employment nor hold any position with any entity engaged wholly or in material part in the restaurant or retail business that is similar to that in which the Company or any of its affiliates is engaged.

Who negotiated the terms of Ms. Cochran’s employment agreement?

The terms were negotiated by the Compensation Committee and Ms. Cochran, each of whom was represented by separate independent legal counsel.

Does Cracker Barrel have any other agreements with its Named Executive Officers?

Yes.  On September 30, 1999, our Board of Directors approved a plan responding to change in control issues.  The plan is based on recommendations from an independent, outside compensation consultant and is designed to encourage retention of key employees.  Some of our senior officers, including some of the Named Executive Officers, and other key personnel have been provided agreements stating that upon a “change in control,” they will receive specified salary payments and other benefits.

What are the material terms of the change in control agreements?

The change in control agreements provide that the Named Executive Officers, other than Mr. Woodhouse (whose change in control benefits are set forth in his employment agreement), will receive specified benefits if after a “change in control” there is: (1) a material change in duties or responsibilities resulting in the assignment of duties and responsibilities inferior to the duties and responsibilities in effect at the time of change in control, (2) a reduction in salary or a material change in benefits (excluding discretionary bonuses), or (3) a change in the location of work assignments from the location at the time of change in control to any other location that is further than 50 miles away from the location at the time of change in control.  The salary payments will equal 2.00 or 2.99 times the average salary and bonus for the three years prior to a change in control (including a gross-up payment to cover any excise taxes the Named Executive Officer may be required to pay), and benefits will include continuation of and payments for health benefits for a two-year period.  The agreements define “change in control” to include certain circumstances in which a person becomes the beneficial owner of securities representing 20% or more of the combined voting power of our voting stock, a majority of our Board changes within a two-year period, or we merge, consolidate or reorganize.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has been an officer or employee of Cracker Barrel or any of our subsidiaries at any time, and no relationships exist requiring disclosure under applicable regulations of the SEC.  None of our executive officers has served on the board of directors or on the Compensation Committee of any other entity any of whose executive officers served either on our Board or on our Compensation Committee.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Were there any conflict of interest transactions during 2010?

Except as disclosed under “EXECUTIVE COMPENSATION,” there were no significant transactions or business relationships in which we were a participant and in which any of our executive officers, directors and director nominees had a material interest that would require disclosure under applicable SEC regulations and no other transactions requiring such disclosure are anticipated during 2011.

Has the Board adopted a code of ethics for senior financial officers?

The Board of Directors has adopted a code of ethics for its senior financial officers, as defined by SEC regulations, that applies to our chief executive officer, chief financial officer, and chief accounting officer. This code of ethics is posted on our Internet website at crackerbarrel.com. Any amendments to, or a waiver from, a provision of this code of ethics will be posted on our Internet website.

How does the Board resolve conflicts of interest?

With respect to conflicts of interest that may arise from time to time between us and any of our directors, our Corporate Governance Guidelines and Code of Business Conduct and Ethics state that the Board, after consulting with counsel, determines whether conflicts of interest exist on a case-by-case basis, with the objective, among others, that the directors voting on an issue are not conflicted with respect to that issue.  The directors expect that each of them will disclose actual or potential conflicts to further these objectives.  In addition, not less than annually, each director affirms the existence or absence of actual or potential conflicts and that affirmation is reported to the Nominating and Corporate Governance Committee and to the Audit Committee.

Who reviews potential related party transactions and how are they reviewed?

The Board has assigned responsibility for reviewing related party transactions to the Audit Committee.  The Audit Committee has adopted a written policy pursuant to which all transactions between the Company or its subsidiaries and any director or officer must be submitted to the Audit Committee for consideration prior to the consummation of the transaction.  In addition, the directors are required annually to complete a detailed questionnaire that is designed to elicit disclosure of any potential related party relationships or transactions and to ensure that directors meet the applicable requirements established by Nasdaq and the SEC. The Audit Committee reports to the Board, for its review, on all related party transactions considered.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The United States securities laws require our executive officers, directors, and greater than 10% shareholders to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and with us.  Based upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to 2010 and written representations by our directors, executive officers and 10% shareholders, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to 2010, with the exception of one Form 4 that was inadvertently filed one day late on behalf of Robert C. Hilton, one of our directors, reporting the exercise of three stock options and the subsequent sales of the common stock underlying those stock options.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table shows information for those who, as of October 4, 2010, were known by us to beneficially own more than 5% of our common stock.  Percentage computations are based on 22,861,997 shares of our common stock outstanding as of October 4, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,833,383(1)	8.0%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	1,248,795(2)	5.5%
AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	1,156,926(3)	5.1%
__________________________

(1)
Based solely on a Schedule 13G filed by BlackRock, Inc. on January 29, 2010.  On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors (“BGI”) from Barclays Bank PLC. As a result, BGI entities are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings.

(2)
Based solely on a Schedule 13G filed by The Vanguard Group, Inc. on February 8, 2010.  Item 4 of the Schedule 13G reports total beneficial ownership of 1,248,795 shares, with sole voting power over 29,026 shares, sole investment power over 1,219,769 shares and shared investment power over 29,026 shares.

(3)
Based solely on a Schedule 13G/A filed by AXA Financial, Inc. and a number of its affiliates on February 12, 2010.  Item 4 of the Schedule 13G/A reports total beneficial ownership of 1,156,926 shares, with sole voting power over 666,382 shares and sole investment power over 1,156,926 shares.

Security Ownership of Management

The following table shows how much of our common stock is owned, as of October 4, 2010, by all directors and Named Executive Officers, and by all current directors and executive officers as a group.  Unless otherwise noted, these persons may be contacted at our executive offices, and they have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class

Michael A. Woodhouse	827,107	3.5%
Sandra B. Cochran	20,815	*
Douglas E. Barber	92,096	*
N.B. Forrest Shoaf	98,435	*
Terry Maxwell	33,938	*
Robert V. Dale	14,015	*
Richard J. Dobkin	14,706	*
Robert C. Hilton	31,342	*
Charles E. Jones, Jr.	76,470	*
B. F. “Jack” Lowery	29,612	*
Martha M. Mitchell	33,809	*
Andrea M. Weiss	18,411(2)	*
Jimmie D. White	29,926	*
All executive officers and directors
as a group (17 persons)	1,384,508	5.9%

__________________________
*Less than one percent.

(1)	Includes the following number of restricted shares and shares subject to options exercisable by the named holders within 60 days:

Mr. Woodhouse	579,112	Mr. Hilton	18,333
Ms. Cochran	20,815	Mr. Jones	59,755
Mr. Barber	77,912	Mr. Lowery	13,333
Mr. Shoaf	66,754	Ms. Mitchell	26,645
Mr. Maxwell	17,124	Ms. Weiss	13,333
Mr. Dale	5,333	Mr. Jimmie D. White	18,333
Mr. Dobkin	7,706	All executive officers and directors as a group (17)	968,070

The shares described in this note are considered outstanding for the purpose of computing the percentage of outstanding Cracker Barrel common stock owned by each named individual and by the group.  They are not considered outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 1,000 shares held in a margin account that are pledged as security for that account.

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PROPOSAL 1:  ELECTION OF DIRECTORS

What is the structure of the Board of Directors?

Pursuant to our Bylaws, our Board of Directors must consist of at least five directors, but the exact number is set by the Board.  The Board of Directors currently has fixed the size of the Board at nine.  All current directors are standing for re-election.  All directors are elected annually by our shareholders.

How are nominees evaluated; what are the minimum qualifications?

The Nominating and Corporate Governance Committee identifies, recruits and recommends to the Board only those candidates that the committee believes are qualified to become Board members consistent with the criteria for selection of new directors adopted from time to time by the Board.  We endeavor to have a Board representing diverse experience at policy-making levels in business, marketing, finance and other areas that are relevant to our business.  The Nominating and Corporate Governance Committee recommends candidates, including those submitted by shareholders, only if the committee believes the candidate’s knowledge, experience and expertise would strengthen the Board and that the candidate is committed to representing the long-term interests of all of our shareholders.  A majority of the Board must consist of independent directors (as defined by Nasdaq’s listing standards and our Corporate Governance Guidelines).

The Nominating and Corporate Governance Committee assesses a candidate’s independence, background and experience, as well as the current Board skill needs and diversity.  With respect to incumbent directors selected for re-election, the committee also assesses each director’s contributions, attendance record at Board and applicable committee meetings and the suitability of continued service.  In addition, individual directors and any person nominated to serve as a director should possess all of the following personal characteristics and be in a position to devote an adequate amount of time to the effective performance of director duties:  integrity and accountability, informed judgment, financial literacy, cooperative behavior, record of achievement, loyalty, and ability to consult and advise.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of the Company’s business and structure.  The directors’ experiences, qualifications and skills that the Nominating and Corporate Governance Committee considered in their nomination are included in their individual biographies.

•
Leadership Experience.  We believe that directors with experience in significant leadership positions over a long period of time, especially chief executive officer positions, provide the Company with strategic thinking and multiple perspectives.  These people generally possess excellent leadership qualities and the ability to identify and develop those qualities in others.  They demonstrate a practical understanding of organizations, processes, strategy, risk management, the methods to promote change and growth and the ways to respond to changes in market conditions.

•
Financial Experience.  We believe that an understanding of finance and financial reporting processes is important for our directors.  We measure our operating and strategic performance by reference to financial targets.  In addition, accurate financial reporting and auditing are critical to our success and developing shareholder confidence in our reporting processes that are required by the U.S. federal securities laws. Directors with financial experience are critical to ensuring effective oversight of our financial measures and processes; accordingly, we expect all of our directors to be financially literate.

•
Industry Experience.  As a company that relies upon the strength of our brand, we seek directors who are familiar with the restaurant and retail industries, have marketing and retail experience and who have brand-building expertise.

What role does diversity play in the selection of members of the Board?

In evaluating potential candidates for Board membership, the Nominating and Corporate Governance Committee considers, among other things, independence, character, ability to exercise sound judgment, diversity of age, gender and ethnic background and professional experience.  The Board believes in a governing style that emphasizes respect for diversity in perspective and includes individuals from diverse backgrounds. The Board believes that diversity is important because various points of view contribute to a more effective, engaged Board and better decision-making processes.

Who are the nominees this year?

The nominees for the Board of Directors are: Robert V. Dale, Richard J. Dobkin, Robert C. Hilton, Charles E. Jones, Jr., B. F. “Jack” Lowery, Martha M. Mitchell, Andrea M. Weiss, Jimmie D. White and Michael A. Woodhouse.  Mr. Woodhouse, our Chairman, President and Chief Executive Officer, is the only nominee who holds a management position with Cracker Barrel.  If elected, each nominee would hold office until the 2011 Annual Meeting of Shareholders and until his or her successor is elected and qualified.

What are the ages, backgrounds and qualifications of this year’s nominees?

Robert V. Dale, age 73, first became one of our directors in 1986.  Mr. Dale was President of Windy Hill Pet Food Company, Nashville, Tennessee, from March 1995 until its sale in July 1998; Partner in PFB Partnership, Nashville, Tennessee, from August 1994 to March 1995; President of Martha White Foods, Inc., Nashville, Tennessee, from October 1985 to August 1994.  Mr. Dale has been a Director of Genesco, Inc. since June 2000.  Mr. Dale serves as our Lead Independent Director.

Director Qualifications:
•
Leadership Experience—President of Windy Hill Pet Food Company; President of Martha White Foods, Inc.; President of Beatrice Specialty Products division and a Vice President of Beatrice Companies, Inc., the owner of Martha White Foods

•	Financial Experience—Serves as a member of Cracker Barrel’s Audit Committee
•
Industry Experience—President of Martha White Foods, Inc.; Director of Genesco, Inc.; President of Windy Hill Pet Food Company; President of Beatrice Specialty Products division and a Vice President of Beatrice Companies, Inc., the owner of Martha White Foods

Richard J. Dobkin, age 65, first became one of our directors in 2005.  Mr. Dobkin was the Managing Partner of the Tampa, Florida office of Ernst & Young, LLP, an independent registered public accounting firm, from 1987 until June 2005.  Mr. Dobkin is a member of the board of directors of PBSJ

Corporation, which provides planning, design, and construction management services in the U.S. and abroad.

Director Qualifications:
•	Leadership Experience—Managing Partner of the Tampa, Florida office of Ernst & Young, LLP
•	Financial Experience—Managing Partner of the Tampa, Florida office of Ernst & Young, LLP; Chairman of Cracker Barrel’s Audit Committee

Robert C. Hilton, age 73, first became one of our directors in 1981.  Mr. Hilton has been the President of Autumn Capital, an investment firm, Nashville, Tennessee, since August 1999.  Mr. Hilton was the Chairman, President and Chief Executive Officer of Home Technology Healthcare, Inc., Nashville, Tennessee, from October 1991 to August 1999.

Director Qualifications:
•	Leadership Experience—President of Autumn Capital; Chairman, President and Chief Executive Officer of Home Technology Healthcare, Inc.
•	Financial Experience—President of Autumn Capital; serves as a member of Cracker Barrel’s Audit Committee
•	Industry Experience— Deep knowledge of our industry as a long-standing member of Cracker Barrel’s Board

Charles E. Jones, Jr., age 65, first became one of our directors in 1981.  Mr. Jones is President of Corporate Communications, Inc., an investor/shareholder communications and public relations firm in Nashville, Tennessee.

Director Qualifications:
•	Leadership Experience—President of Corporate Communications, Inc.
•	Financial Experience—Former financial analyst at J.C. Bradford & Co.
•	Industry Experience— Deep knowledge of our industry as a former restaurant analyst and as a long-standing member of Cracker Barrel’s Board

B. F. “Jack” Lowery, age 73, first became one of our directors in 1971.  Mr. Lowery is an attorney and the Chairman and Chief Executive Officer of LoJac Companies Inc., a diversified group of companies engaged in the manufacturing of asphalt and building materials, heavy highway construction, asphalt and concrete paving, traffic control, safety devices and sand mining operations.

Director Qualifications:
•	Leadership Experience—Chairman and Chief Executive Officer of LoJac Companies, Inc.
•	Industry Experience— Extensive knowledge of our industry as a member of Cracker Barrel’s Board since 1971

Martha M. Mitchell, age 70, first became one of our directors in 1993.  Ms. Mitchell was the Senior Partner and Senior Vice President Fleishman-Hillard, Inc., an international communications consulting and public relations firm in St. Louis, Missouri, from 1987 until July 2005.

Director Qualifications:
•	Leadership Experience—Senior Partner and Senior Vice President of Fleishman-Hillard, Inc.; extensive executive level experience in business and government, including positions of Senior Partner with an international communications organization and Special Assistant to the President of the United States; managed public and private sector business development and outreach initiatives at the United States Department of Commerce and the United States Small Business Administration; experience in corporate crisis management includes work on environmental issues, consumer boycotts and litigation
•
Industry Experience—Directed consultancies with major consumer products, food and beverage, automotive and telecommunications corporations involving consumer marketing initiatives, executive communications, diversity and multicultural customer development, branding and corporate responsibility

Andrea M. Weiss, age 55, first became one of our directors in 2003.  Ms. Weiss is the President and Chief Executive Officer of Retail Consulting, Inc., a retail consulting firm, since October 2002; President of dELiA*s Corp., a multichannel retailer to teenage girls and young women, from May 2001 to October 2002; Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc., a women’s retailer, from May 1998 to February 2001; Director Chicos FAS, since February 2009; Director GSI Commerce Inc., since August 2006; former Director Tabi International Inc., (private) from January 2004 to February 2010; Director Worth Ltd., (private) a direct marketer of luxury ladies apparel and accessories, since September 2007; former Chairman of Cortefiel Group, SA, a European retailer, from April 2006 to June 2007; former Director Ediets.com Inc., from July 2004 to May 2009.

Director Qualifications:
•
Leadership Experience—President and Chief Executive Officer of Retail Consulting, Inc.; President of dELiA*s Corp.; Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc.; Chairman of Cortefiel Group, SA

•
Industry Experience— President and Chief Executive Officer of Retail Consulting, Inc.; President of dELiA*s Corp.; Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc.; Director of Chicos FAS; Director of GSI Commerce Inc.; Director of Tabi International Inc.; Director of Worth Ltd.; Chairman of Cortefiel Group, SA

Jimmie D. White, age 69, first became one of our directors in 1993.  Mr. White served as Senior Vice President - Finance and Chief Financial Officer of Cracker Barrel Old Country Store, Inc., from 1985 to December 1995.

Director Qualifications:
•	Leadership Experience—former Senior Vice President – Finance and Chief Financial Officer of Cracker Barrel Old Country Store, Inc.
•	Financial Experience—former Senior Vice President – Finance and Chief Financial Officer of Cracker Barrel Old Country Store, Inc.; serves as a member of Cracker Barrel’s Audit Committee
•
Industry Experience—deep knowledge of our company and our industry through his service as former Senior Vice President – Finance and Chief Financial Officer of Cracker Barrel Old Country Store, Inc. and as member of our Board since 1993

Michael A. Woodhouse, age 65, first became one of our directors in 1999.  Mr. Woodhouse has served as Chairman of the Board since November 23, 2004 and President and CEO of Cracker Barrel since August 4, 2001; President and COO of Cracker Barrel from July 2000 through August 3, 2001; Executive Vice President and COO of Cracker Barrel from July 1999 to July 2000; Senior Vice President and CFO of Cracker Barrel from January 1999 to July 1999; Senior Vice President Finance and CFO of Cracker Barrel Old Country Store, Inc., from December 1995 to December 1998.

Director Qualifications:
•	Leadership Experience—Chairman of the Board, President and Chief Executive Officer of Cracker Barrel; former President and Chief Operations Officer of Cracker Barrel
•
Financial Experience—former Senior Vice President and Chief Financial Officer of Cracker Barrel; President and Chief Financial Officer of Daka International, Inc.; Executive Vice President and Chief Financial Officer of Steak & Ale Restaurants; Executive Vice President and Chief Financial Officer of T.G.I. Friday’s Inc.

•
Industry Experience—Various leadership positions at Cracker Barrel since 1995; Senior Vice President and Chief Financial Officer of DAKA International, Inc.; Executive Vice President and Chief Financial Officer of Steak & Ale Restaurants; Executive Vice President and Chief Financial Officer of T.G.I. Friday’s Inc.

What if a nominee is unwilling or unable to serve?

If a director nominee becomes unwilling or unable to serve, proxies may be voted for a substitute nominee designated by our Board of Directors.

Are there any family relationships between any of the nominees?

There are no family relationships between any of the nominees or executive officers.

Who are our independent directors?

In accordance with Nasdaq’s listing requirements, the Nominating and Corporate Governance Committee has evaluated each of its directors’ independence from the Company and its management based on Nasdaq’s definition of “independence.”  In its review of each director’s independence, the Nominating and Corporate Governance Committee reviewed whether any transactions or relationships exist currently or, during the past three years existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent auditors.  The Nominating and Corporate Governance Committee also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates. Based on the review by the Nominating and Corporate Governance Committee and the Nasdaq’s definition of “independence,” the Nominating and Corporate Governance Committee has determined that all of our Board members, with the exception of Mr. Woodhouse, are “independent” in accordance with Nasdaq’s listing standards and our Corporate Governance Guidelines, which are posted on our Internet website at crackerbarrel.com.  In reaching the conclusion that Messrs. Jones and Lowery were independent, the Nominating and Corporate Governance Committee considered that Mr. Jones is a principal of Corporate Communications, Inc., which is retained by the Company for certain investor and public relations matters, and that the Company leases one restaurant location from Mr. Lowery under a lease that was entered into in 1981.  The Nominating and Corporate Governance Committee has determined that these relationships are not material and that neither of these relationships impairs the independence of either of Messrs. Jones or Lowery.

Has the Cracker Barrel Board of Directors appointed a Lead Director for non-management sessions of the Board of Directors?

Yes - The Board of Directors has appointed Mr. Dale as the Lead Director to preside over non-management and executive sessions of the Board of Directors.

How can you communicate with the Board of Directors?

Our Board provides a process for shareholders to send communications to the Board.  All correspondence addressed to the Board of Directors or to one or more members of the Board of Directors should be sent to:  Cracker Barrel Old Country Store, Inc., c/o Corporate Secretary, 305 Hartmann Drive, Lebanon, TN, 37087, or e-mail at fshoaf@crackerbarrel.com, or via fax at (615) 443-9818, or website communication on the Investor Relations section of our website located at crackerbarrel.com.

All correspondence received by the Corporate Secretary will be promptly acknowledged and reviewed by the Corporate Secretary, who will determine whether the correspondence should be forwarded immediately to the Board of Directors or any member of the Board of Directors or whether the correspondence should be presented to the Board of Directors at its next regular meeting.  The Corporate Secretary will consult with the Chairman of the Nominating and Corporate Governance Committee if there is a question concerning the need for immediate review by the Board of Directors or by any specific member of the Board of Directors.

Are the members of our Board required to attend the Annual Shareholder Meetings?

Our Board has adopted a policy that requires all directors to attend the Annual Shareholder Meetings unless attendance is not feasible owing to unavoidable circumstances.  All of our Board members attended our 2009 Annual Meeting of Shareholders.

How are directors nominated?

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for identifying and recommending to the Board all persons to be nominated to serve as a director of Cracker Barrel.  The Nominating and Corporate Governance Committee will consider director candidates timely submitted by our shareholders in accordance with the notice provisions as discussed below under “Can shareholders recommend nominees for directors?”  The Nominating and Corporate Governance Committee applies the same criteria to the evaluation of shareholder-nominated director candidates as it applies to other director candidates.  Our Board is responsible for nominating the slate of directors for the Annual Meeting, upon the Nominating and Corporate Governance Committee’s recommendation.

How are nominees identified?

All director nominees are current directors who are standing for re-election.  Generally, when there is a vacancy to be filled on the Board of Directors, the Nominating and Corporate Governance Committee retains a third-party search firm to assist in identifying candidates to fill the vacancy.  That search firm reports directly to the Nominating and Corporate Governance Committee.  The main functions served by the search firm include identifying potential candidates who meet the qualification and experience requirements described above, as well as compiling information regarding each candidate’s qualifications, experience and independence and conveying the information to the Nominating and Corporate Governance Committee.

Can shareholders recommend nominees for directors?

The Nominating and Corporate Governance Committee will consider nominees to the Board recommended by shareholders if shareholders comply with the Company’s advance notice requirements.  See “SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING” on page 62.  The Company’s Bylaws provide that a shareholder who wishes to nominate a person for election as a director at a meeting of shareholders must deliver written notice to the Secretary of the Company.  This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Securities Exchange Act of 1934, and certain other information, including the name and address of the shareholder delivering the notice as it appears on the stock records of the Company, the number and class of shares held of record by such shareholder, information about derivative securities holdings of such shareholder, any arrangement or understanding pursuant to which such shareholder has a right to vote or has granted a right to vote any shares of the Company’s stock, whether such shareholder has a short interest in any of the Company’s securities, whether such shareholder is entitled to a fee based on the value of the Company’s securities, a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate such nominee, and a certification that such shareholder has complied with all applicable federal, state and other legal requirements in connection with such shareholder’s acquisition of the Company’s securities and such shareholder’s acts or omissions as a shareholder of the Company.  The foregoing summary does not include all requirements a shareholder must satisfy in order to nominate a candidate to the Board.  Shareholders of the Company who wish to recommend a nominee to the Board should read carefully the Company’s Bylaws, which are available at the Investor Relations tab of our website at crackerbarrel.com.

In order to be eligible to be a nominee for election as a director of the Company by a shareholder, such potential nominee must deliver to the Secretary of the Company a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Shareholder nominations must be submitted in accordance with the deadlines set forth under the caption “SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING” located on page 62 of this proxy statement.  Shareholder nominations should be sent to Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, TN, 37087, Attention: Corporate Secretary.

What does the Board of Directors recommend?

Our Board of Directors recommends that you vote FOR the election of these nominees.

PROPOSAL 2:
APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who has the Audit Committee retained as our independent registered public accounting firm?

The Audit Committee has retained Deloitte & Touche LLP as our independent registered public accounting firm for 2011.

How long has Deloitte & Touche LLP served as our independent registered public accounting firm?

Deloitte & Touche LLP has served as our independent registered public accounting firm since 1972.

Will representatives of Deloitte & Touche LLP attend the Annual Meeting?

Representatives of Deloitte & Touche LLP have been requested to attend the Annual Meeting.  These representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

What happens if shareholders fail to approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm?

If shareholders fail to approve the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment but in its discretion may still direct the appointment of Deloitte & Touche LLP.  Also, if the appointment of Deloitte & Touche LLP is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interest and the best interest of our shareholders.

What does the Board of Directors recommend?

Our Board recommends that you vote FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011.

FEES PAID TO AUDITORS

What fees have been paid to the independent registered public accounting firm during the last two fiscal years?

The following table sets forth certain fees billed to us by Deloitte & Touche LLP in connection with various services provided to us throughout 2010 and 2009.

Service	Aggregate Fees Billed for FY 2010 ($)	Aggregate Fees Billed for FY 2009 ($)

Audit Fees(1)	$657,892	$788,413
Audit-Related Fees	-0-	-0-
Tax Fees(2)	6,604	37,228
All Other Fees(3)	2,000	2,000
Total Fees	$666,496	$827,641

(1)
Represents aggregate fees for professional services rendered for: the audit of our consolidated financial statements contained in our Annual Reports on Form 10-K for 2010 and 2009; reviews of our consolidated financial statements contained in our Quarterly Reports on Form 10-Q for 2010 and 2009; attestation report related to internal control over financial reporting for 2010 and 2009.

(2)	Represents aggregate fees for tax services rendered for tax authority examination support, consulting and compliance for 2010 and 2009.

(3)	Represents aggregate expenses for licenses to access financial accounting technical database.

AUDIT COMMITTEE REPORT

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

What is the Audit Committee and what does it do?

The Audit Committee of the Board is responsible for providing independent, objective oversight and review of Cracker Barrel’s accounting functions and internal controls and has primary oversight responsibility for our risk management program.  The committee’s functions are described in greater detail on pages 8-9 of this proxy statement.  Among other things, the committee recommends to the Board that our audited financial statements be included in our annual report.

Are the members of the committee “independent”?

Yes.  This committee comprises four directors, all of whom are independent as determined in accordance with Nasdaq’s listing standards and our Corporate Governance Guidelines.  They also are independent within the meaning of Rule 10A-3 under the Exchange Act.

Is a member of the committee an “audit committee financial expert”?

Yes.  The Board has determined that all members of the Audit Committee satisfy the attributes of an audit committee financial expert, as defined by SEC regulations.

Has the committee adopted a Charter?

Yes.  A copy of that Charter, as amended to date, is posted on Cracker Barrel’s website at crackerbarrel.com.

What steps did the committee take in recommending that our audited financial statements be included in our annual report?

In connection with recommending that our audited financial statements be included in our annual report, this committee took the following steps:

•
The Audit Committee discussed with our independent registered public accounting firm their judgment as to the quality, not just the acceptability, of our accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit.  These communications and discussions are intended to assist this committee in overseeing the financial reporting and disclosure process.

•
Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 114 (“Communication with Audit Committees”), as amended.

•
The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Public Company Accounting Oversight Board in Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The Audit Committee also considered whether the independent registered public accounting firm provided non-audit services to the Company and, if so, whether the provision is compatible with maintaining the independent registered public accounting firm’s independence.  This discussion and disclosure informed this committee of the independent registered public accounting firm’s independence and assisted this committee in evaluating that independence.  The Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•
The Audit Committee reviewed and discussed, with our management and independent registered public accounting firm, our audited consolidated balance sheets as of July 30, 2010 and July 31, 2009 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended July 30, 2010, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•	The Audit Committee reviewed and discussed CEO and CFO certifications concerning the Company’s Annual Report on Form 10-K.

Based on the discussions with our independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly reviews, and additional matters deemed relevant and appropriate by this committee, including internal audit activities, this committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K.

What is the Audit Committee’s pre-approval policy and procedure with respect to audit and non-audit services provided by our auditors?

In order to ensure that our independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining independence as defined by applicable laws and regulations, the Audit Committee requires that all services provided and fees charged by the independent registered public accounting firm be pre-approved by the Audit Committee.  The authority to grant any pre-approval sought by the Audit Committee during the time period between regularly scheduled Audit Committee meetings is delegated to the Chairman of the Audit Committee.  All of the services described above under the caption “Fees Paid to Auditors” were pre-approved by the Audit Committee.

Who has furnished this report?

This report has been furnished by the members of the Audit Committee:

Richard J. Dobkin, Chairman
Robert V. Dale
Robert C. Hilton
Jimmie D. White

PROPOSAL 3:
APPROVAL OF THE CRACKER BARREL OLD COUNTRY STORE, INC. 2010 OMNIBUS INCENTIVE COMPENSATION PLAN

Is the following summary of the 2010 Incentive Plan complete?

No.  The following pages summarize the principal features of the Cracker Barrel Old Country Store, Inc. 2010 Omnibus Incentive Compensation Plan (the “2010 Incentive Plan”), but this summary is not intended to be exhaustive and is qualified in its entirety by reference to the 2010 Incentive Plan itself, a copy of which is attached to this proxy statement as Appendix A.

What is the Term of the 2010 Incentive Plan?

The 2010 Incentive Plan will be effective upon shareholder approval at the Annual Meeting. No new awards may be granted under the 2010 Incentive Plan after the tenth anniversary of the date that the shareholders approve the 2010 Incentive Plan. However, the term and exercise of awards granted before then may extend beyond that date. The Board may terminate the 2010 Incentive Plan at any time with respect to all awards that have not been granted.

Who is Eligible for Awards Under the 2010 Incentive Plan?

The officers, executives, and other employees of Cracker Barrel or its subsidiaries and Cracker Barrel’s nonemployee directors may be selected by the Compensation Committee to receive awards under the 2010 Incentive Plan. In addition, the Compensation Committee may select certain consultants and advisors providing services to Cracker Barrel or its subsidiaries to receive awards under the 2010 Incentive Plan. The Compensation Committee determines which eligible persons will receive awards and the size, terms, conditions and restrictions of such awards. We refer to eligible persons who have been approved to receive awards under the 2010 Incentive Plan as participants. The number of persons currently eligible to participate in the 2010 Incentive Plan is estimated to be approximately 70,000 people.

Who Administers the 2010 Incentive Plan?

The 2010 Incentive Plan is to be administered by the Compensation Committee. The Compensation Committee may grant awards to eligible persons and, to the extent permitted by applicable law, may delegate to (1) a committee of one or more directors of Cracker Barrel any of the authority of the Compensation Committee under the 2010 Incentive Plan or (2) one or more executive officers, or a committee of executive officers, the right to grant awards to employees who are not directors or executive officers of Cracker Barrel and the authority to take action on behalf of the Compensation Committee pursuant to the 2010 Incentive Plan to cancel or suspend awards to employees who are not directors or executive officers of Cracker Barrel. The Compensation Committee is authorized to interpret the 2010 Incentive Plan and related agreements and documents and to take various other actions with respect thereto.

What Awards are Available Under the 2010 Incentive Plan?

The 2010 Incentive Plan authorizes Cracker Barrel to provide equity-based compensation in the form of (1) stock options, including incentive stock options (“ISOs”), entitling the optionee to favorable tax treatment under Section 422 of the Code; (2) stock appreciation rights (“SARs”); (3) restricted stock and restricted stock units (“RSUs”); (4) other share-based awards; and (5) performance awards. Each type of award is described below under “What are the Details of the Types of Awards Authorized Under the 2010 Incentive Plan?” Each award granted under the 2010 Incentive Plan will be evidenced by an award notice containing such terms and provisions, consistent with the 2010 Incentive Plan, as the Compensation Committee may approve.

How Many Shares Will be Available Under the 2010 Incentive Plan?

Subject to adjustment as provided for in the 2010 Incentive Plan, the number of shares of Cracker Barrel common stock subject to grants under the 2010 Incentive Plan will not exceed in the aggregate:

•	1.5 million shares, minus

•	one share for each share of common stock that is subject to an award granted under our presently existing equity compensation plans (the “Prior Plans”) after July 31, 2010.

These shares may be of original issuance or other shares or a combination of the foregoing. After the effective date of the 2010 Incentive Plan, no awards may be granted under our presently existing equity compensation plans.

Award Limitations

Subject to certain adjustments as provided for in the 2010 Incentive Plan:

•	No participant may be granted stock options or SARs for more than 300,000 shares of Cracker Barrel common stock for each type of award during any 12-month period.

•
No participant may be granted restricted stock, RSUs, performance shares or other share-based awards for more than 300,000 shares of Cracker Barrel common stock for each type of award during any 12-month period if the award is intended to be “performance-based compensation” under Section 162(m) of the Code.

•
The maximum dollar value that may be earned by any participant for any 12-month performance period (as established by the Compensation Committee) with respect to performance awards which are denominated in cash and intended to be “performance-based compensation” under Section 162(m) of the Code is $5,000,000.

Share Counting

Under the 2010 Incentive Plan, for each share that is forfeited, expires or is settled for cash (in whole or in part) under the 2010 Incentive Plan, or after July 31, 2010 under the Prior Plans, one share will be added back to the aggregate 2010 Incentive Plan limit for each share subject to such an award. The following shares of Cracker Barrel common stock also will increase the number of shares available for grant under the 2010 Incentive Plan:

•	any shares of Cracker Barrel common stock tendered by a participant or withheld by Cracker

Barrel in full or partial payment of the exercise price of stock options or the full or partial satisfaction of a tax withholding obligation on any award under either the 2010 Incentive Plan or the Prior Plans; and

•	Cracker Barrel common stock subject to a SAR granted under either the 2010 Incentive Plan or the Prior Plans that is not issued when the SAR is exercised and settled in Cracker Barrel common stock.

Shares of Cracker Barrel common stock issued as substitution awards in connection with Cracker Barrel’s merger with or acquisition of a company will not decrease the number of shares available for grant under the 2010 Incentive Plan, but shares of Cracker Barrel common stock subject to substitution awards will not be available for further awards under the 2010 Incentive Plan if the substitution awards are forfeited, expire or settled in cash. Cracker Barrel may use shares under a pre-existing, shareholder-approved plan of a company acquired by Cracker Barrel for awards under the 2010 Incentive Plan, which shares will not decrease the number of shares available for grant under the 2010 Incentive Plan, but such shares may only be used for grants of awards made prior to the expiration of the pre-existing plan and to persons who were not employees or directors of Cracker Barrel or any subsidiary prior to such acquisition.

Equity Grant Commitment

Subject to shareholder approval of the 2010 Incentive Plan, in order to address potential shareholder concerns regarding the number of options, stock appreciation rights or other stock awards we intend to grant in a given year, the board of directors commits to our shareholders that over the next three fiscal years (commencing on July 31, 2010 and ending August 2, 2013) it will not grant a number of shares subject to options, stock appreciation rights or other stock awards to employees or nonemployee directors at an average rate greater than 3.06% (average of the 2009 and 2010 burn rate caps identified by Institutional Shareholder Services (ISS) for Russell 3000 companies in the Standard & Poor’s Global Industry Classification Standard (GICS) 2530 grouping – Consumer Services) of the number of shares of our weighted-average basic common stock that we believe will be outstanding over such three year period.

The annual burn rate is defined by ISS as a ratio where the numerator is equal to the sum of all shares awarded during the fiscal year (including stock options, stock appreciation rights or other stock awards, which includes any form of equity that depletes the plan reserve) and the denominator is equal to the weighted-average basic common shares outstanding for that fiscal year. For purposes of calculating the number of shares granted in a year, any full-value awards (i.e., awards other than stock options and stock appreciation rights (SARs)) will count as equivalent to 2.5 shares.

Does the 2010 Incentive Plan Address Tax Deductibility of Awards?

Yes.  The 2010 Incentive Plan is designed to allow Cracker Barrel to grant awards that satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code. The Board and the Compensation Committee believe that it is in Cracker Barrel’s interests and the interests of Cracker Barrel’s shareholders to maintain an equity and long-term cash compensation plan under which compensation awards made to Cracker Barrel’s named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the 2010 Incentive Plan has been structured in a manner such that awards under it can satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code. In order for awards to satisfy the requirements for the performance-based compensation exclusion from the deduction limitations under Section 162(m) of the Code, the 2010 Incentive Plan specifies performance measures and other material terms that must be approved by Cracker Barrel’s shareholders.

Approval of the 2010 Incentive Plan by the required vote of Cracker Barrel’s shareholders described above is intended to constitute such approval.

Does the 2010 Incentive Plan Allow Repricing of Awards?

No.  Except in connection with an adjustment involving a corporate transaction or event as provided for in the 2010 Incentive Plan, the Compensation Committee may not authorize the amendment of any outstanding stock option or SAR to reduce the exercise or base price, and no outstanding stock option or SAR may be cancelled in exchange for other awards, or cancelled in exchange for stock options or SARs having a lower exercise or base price, or cancelled in exchange for cash, without the approval of Cracker Barrel’s shareholders.

What are the Details of the Types of Awards Authorized Under the 2010 Incentive Plan?

Stock Options. Stock options may be granted that entitle the optionee to purchase shares of Cracker Barrel common stock at a price not less than fair market value per share as of the date of grant (except for substitution awards). The maximum term for stock options is 10 years. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock, however, must have an exercise price that is not less than 110% of the fair market value of Cracker Barrel common stock on the date of grant and may not have a term of more than five years. The maximum aggregate value of shares of Cracker Barrel common stock that may be issued pursuant to ISOs granted under the 2010 Incentive Plan that are exercisable by any participant in any calendar year is $100,000. Stock options may be granted as ISOs, nonqualified stock options, or combinations of the foregoing. Each grant of stock options will specify whether the exercise price is payable: (1) in cash or by cash equivalents; (2) by the transfer to Cracker Barrel of previously acquired shares of Cracker Barrel common stock owned by the optionee; (3) with the consent of the Compensation Committee, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price; (4) pursuant to a net exercise arrangement whereby the participant directs Cracker Barrel to deduct from shares issuable upon exercise of his or her stock options a number of shares having an aggregate fair market value equal to the sum of the total purchase price; (5) by such other methods as may be specified in the award notice; or (6) by a combination of such payment methods.

SARs. A SAR is a right, exercisable by surrender of the SAR and the related stock option (if granted in tandem with a stock option) or by surrender of the SAR only (if granted as a free-standing SAR), to receive from Cracker Barrel an amount equal to the number of shares of Cracker Barrel common stock subject to the SAR multiplied by the difference between the fair market value of Cracker Barrel common stock on the date of exercise and the grant price of the SAR. The grant price of a free-standing SAR may not be less than the market value per share at the date of grant (except for substitution awards). Any grant may specify that the amount payable on exercise of a SAR may be paid by Cracker Barrel in cash, in shares of Cracker Barrel common stock or other property, or in any combination thereof, in the sole discretion of the Compensation Committee. No SAR may be exercisable more than 10 years from the date of grant.

Restricted Stock and RSUs. A grant of restricted stock involves the immediate transfer by Cracker Barrel to a participant of ownership of a specified number of restricted shares of Cracker Barrel common stock in consideration of the performance of service.  An RSU represents the right of the grantee of the RSU to receive from Cracker Barrel a payment upon or after vesting of the RSU equal to the per share value of Cracker Barrel common stock as of the date of grant, vesting date, or other date determined by the Compensation Committee at the date of grant of the RSU. At the discretion of the Compensation Committee, RSUs may be settled in cash, shares of Cracker Barrel common stock or any combination thereof. Awards of restricted stock or RSUs may entitle the participant to receive credits for dividend equivalents, but not voting or other rights as a shareholder.

If the restricted stock or RSUs vest upon the passage of time rather than the achievement of performance measures, the period of time for such vesting may not be shorter than three years (one year in the case of awards to our directors) from the date of grant. If the restricted stock or RSUs vest upon the achievement of performance measures, the restrictions may not terminate sooner than one year after the date of grant. In each case awards are subject to accelerated vesting in the Compensation Committee’s discretion in the event of a change in control (as defined in the 2010 Incentive Plan) or the death, disability, or retirement of the participant.

Other Share-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to any participant other share-based awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Cracker Barrel common stock or other property, including deferred stock units, in the sole discretion of the Compensation Committee. The Compensation Committee will determine the terms and conditions of these awards.

If other share-based awards (except for awards in the form of deferred stock units granted to directors in lieu of all or a portion of their fees for serving as directors) vest upon the passage of time rather than the achievement of performance measures, the period of time for such vesting may not be shorter than three years (with the possibility of ratable vesting during such three-year period). If other share-based awards vest upon the achievement of performance measures, the restrictions may not terminate sooner than one year after the date of grant. In each case awards are subject to accelerated vesting in the Compensation Committee’s discretion in the event of a change in control (as defined in the 2010 Incentive Plan) or the death, disability, or retirement of the participant.

Performance Awards. The Compensation Committee may grant to any participant performance awards in the form of performance shares or performance units, as determined by the Compensation Committee in its sole discretion. Performance shares entitle the grantee to units valued by reference to a designated number of shares of Cracker Barrel common stock. Performance units entitle the grantee to units valued by reference to a designated amount of cash or property other than shares of Cracker Barrel common stock. The performance period for performance shares payable in Cracker Barrel common stock may not be shorter than one year. Each performance award will specify one or more performance measures that must be satisfied within a specified period (referred to as the performance period) in order for the performance awards to be earned.

To the extent earned, the performance awards will be paid to the participant at the time and in the manner determined by the Compensation Committee. Any grant may specify that the amount payable with respect thereto may be paid by Cracker Barrel in cash, shares of Cracker Barrel common stock or other property or any combination thereof at the discretion of the Compensation Committee. Performance awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Compensation Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

What Performance Measures May be Utilized Under the 2010 Incentive Plan?

Performance measures are measurable performance objectives established by the Compensation Committee for participants who have received awards under the 2010 Incentive Plan. Performance measures may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary or division, business segment or business unit within Cracker Barrel or a subsidiary in which the participant is employed. Performance measures applicable to any award or portion of an award that is intended to be a qualified performance-based award to a participant who is, or is determined by the Compensation Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code will be based on the attainment of specified levels of one or any combination of the following:

●	revenue	●	return on capital (including return on total
●	net income (or loss) per share		capital or return on invested capital)
●	pre-tax profits	●	cash flow return on investment
●	net earnings (or loss)	●	return on investment
●	net income (or loss)	●	improvement in or attainment of expense
●	operating income or loss (before or after		levels or working capital levels, including
	taxes)		cash, inventory and accounts receivable
●	cash flow	●	operating margin
●	cash flow per share (before or after	●	year-end cash
	dividends)	●	cash margin
●	free cash flow	●	debt reduction
●	earnings or losses (including earnings or	●	shareholders equity
	losses before taxes, before interest and taxes,	●	operating efficiencies
	or before interest, taxes, depreciation and	●	research and development achievements
	amortization)	●	strategic partnerships or transactions
●	total shareholder return relative to assets		(including in-licensing and out-licensing of
●	total shareholder return relative to peers		intellectual property)
●	customer satisfaction	●	establishing relationships with commercial
●	growth in number of locations, same store		entities with respect to marketing,
	sales, customer traffic		distribution and sale of the Company’s
●	employee satisfaction		products supply chain achievements
●	employee turnover		(including establishing relationships with
●	employee diversity		manufacturers or suppliers of component
●	specified objective social goals		materials and manufacturers of the
●	gross margin		Company’s products)
●	revenue growth	●	co-development, co-marketing, profit
●	stock price		sharing, joint venture or other similar
●	market share		arrangements
●	sales	●	financial ratios (including those measuring
●	earnings (or loss) per share		liquidity, activity, profitability or leverage)
●	return on equity	●	cost of capital
●	cost reductions	●	financing and other capital raising
●	economic value added		transactions (including sales of the
●	product revenue growth		Company’s equity or debt securities; sales or
●	pre- or after-tax income or loss (before or		licenses of the Company’s assets, including
	after allocation of corporate overhead and		its intellectual property, whether in a
	bonus)		particular jurisdiction or territory or
●	return on assets or net assets		globally; or through partnering transactions);
●	attainment of strategic and operational		and implementation, completion or
	initiatives		attainment of measurable objectives with
●	appreciation in and/or maintenance of the		respect to research, development,
	price of the shares or any other publicly-		manufacturing, commercialization, products
	traded securities of the Company		or projects, production volume levels,
●	gross profits		acquisitions and divestitures, brand
●	comparisons with various stock market		positioning goals, business expansion goals
	indices		and recruiting and maintaining personnel.

May Dividends and Dividend Equivalents be Paid on Performance Awards?

Yes.  However, any dividends or dividend equivalents provided with respect to performance awards, as well as with respect to restricted stock, RSU and other stock-based awards that are subject to the attainment of performance measures, will be subject to the same restrictions and risk of forfeiture as the underlying awards.

Can the 2010 Incentive Plan be Amended or Terminated?

The Board may alter, amend, suspend or terminate the 2010 Incentive Plan from time to time subject to approval by Cracker Barrel’s shareholders if required by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which shares of Cracker Barrel common stock are traded.  Further, the Board may not, without the approval of Cracker Barrel’s shareholders, amend the 2010 Incentive Plan to:

•
materially increase the maximum number of shares of Cracker Barrel common stock that may be the subject of awards under the 2010 Incentive Plan (except for adjustments as provided in the 2010 Incentive Plan);

•	expand the types of awards available under the 2010 Incentive Plan;

•	materially expand the class of persons eligible to participate in the 2010 Incentive Plan;

•	eliminate certain requirements relating to minimum exercise price, minimum grant price and shareholder approval with respect to stock options and SARs;

•	increase the maximum permissible term of any option or the maximum permissible term of a SAR;

•	increase any limitation on grants to an individual participant as set forth in the 2010 Incentive Plan; or

•	alter the repricing provisions referred to above under “Does the 2010 Incentive Plan Allow Repricing of Awards?”

The Board may not amend the 2010 Incentive Plan to impair the rights of a participant in any material respect under any award previously granted without such participant’s consent.

What are the Vesting and Exercise Provisions Applicable to Awards?

The applicable award notice governing an award will specify the period during which the right to exercise the award in whole or in part vests, including the events or conditions upon which the vesting of an award will occur or may accelerate. No portion of an award which is not vested at the time of participant’s termination of service with us will subsequently become vested, except as may be otherwise provided in the agreement relating to the award or determined by the Compensation Committee.

Generally, a stock option or SAR may be exercised only while a participant remains an officer, executive, or other employee of Cracker Barrel or its subsidiaries or a nonemployee director of Cracker Barrel or for a specified period of time (up to the remainder of the term of the award as established on the date of grant) following the participant’s termination of service with Cracker Barrel or any of its subsidiaries. An award may be exercised for any vested portion of the shares subject to such award until the award expires or as otherwise determined by the Compensation Committee.

If permitted by applicable law, in the case of a termination of employment by reason of the death, disability, or retirement of a participant who holds any restricted stock or RSUs as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or other stock-based awards that have not been fully earned, or who holds shares of Cracker Barrel common stock subject to any other transfer restriction imposed pursuant to the 2010 Incentive Plan, the Compensation Committee may, in its sole discretion, take such action as it deems equitable in the circumstances or in the best interests of Cracker Barrel, including waiving or modifying any vesting, performance or other period, any performance measure or any other requirement, condition, restriction or limitation applicable to any such award.

Unless otherwise provided in the applicable award notice, in the event of a change in control of Cracker Barrel (as defined in the 2010 Incentive Plan) in which the successor company assumes or substitutes for options rights, SARs, restricted stock or RSUs or other share-based awards, if a participant’s employment is terminated within 24 months following a change in control, (1) stock options will immediately vest and become exercisable for 24 months following the date of such change in control; (2) the restrictions, limitations and other conditions applicable to any restricted stock or RSUs as of the date of such termination of employment will lapse and the restricted stock or RSUs will become vested; and (3) the restrictions, limitations and other conditions applicable to any other share-based awards will lapse and the other share-based awards will become fully vested and transferable to the full extent of the original grant.

May Outstanding Awards be Adjusted?

The number and kind of shares covered by outstanding awards under the 2010 Incentive Plan and, in the case of stock options and SARs, the exercise or base prices applicable thereto, must be adjusted as the Compensation Committee, in its sole discretion exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of participants or optionees in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the shares of common stock or the value thereof. In the event of any such transaction or event or in the event of a change in control of Cracker Barrel (as defined in the 2010 Incentive Plan), the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2010 Incentive Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price greater than the consideration offered in connection with any such transaction or event or change in control, the Compensation Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Compensation Committee shall also make or provide for such adjustments in the number of shares available under the 2010 Incentive Plan, including the individual participant limits described in the 2010 Incentive Plan, as the Compensation Committee may determine appropriate to reflect any transaction or event described above, except that any such adjustment will be made only to the extent that it would not cause any stock option intended to qualify as an ISO to fail to so qualify. Additionally, we may eliminate fractional shares or settle fractional shares in cash.

Are Awards Transferable?

No award and no shares of Cracker Barrel common stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned,

transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Compensation Committee, a participant may assign or transfer an award to: (1) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (2) a trust for the benefit of one or more of the participant or the persons referred to in clause (1); (3) a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (1) are the only partners, members or shareholders; or (4) for charitable donations; provided that in each case such permitted assignees are bound by and subject to all of the terms and conditions of the 2010 Incentive Plan and the award notice relating to the transferred award and shall execute an agreement satisfactory to Cracker Barrel evidencing such obligations.

How Are Withholding Taxes on Awards Handled?

To the extent that Cracker Barrel is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2010 Incentive Plan, and the amounts available to Cracker Barrel for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Cracker Barrel for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of Compensation Committee) may include relinquishment of a portion of such benefit. In certain circumstances, Cracker Barrel may withhold from wages amounts otherwise payable to a participant, or shares of common stock that are deliverable to a participant, to settle tax withholding obligations. Participants may elect to have shares of common stock withheld by Cracker Barrel or may deliver other shares of common stock to satisfy tax withholding obligations, but the value of any shares withheld will not exceed the minimum amount of taxes required to be withheld.

How is Compliance with Section 409A of the Internal Revenue Code Addressed?

To the extent applicable, it is intended that the 2010 Incentive Plan and any grants made thereunder comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2010 Incentive Plan and any grants made under the 2010 Incentive Plan shall be administered in a manner consistent with this intent.

When Does the Plan Expire?

No grant will be made under the 2010 Incentive Plan more than 10 years after the date on which the 2010 Incentive Plan is first approved by Cracker Barrel’s shareholders, but all grants made on or prior to such ten-year anniversary of shareholder approval will continue in effect after such date subject to the terms thereof and of the 2010 Incentive Plan. Upon approval of the 2010 Incentive Plan by Cracker Barrel’s shareholders, no further grants will be made under the Prior Plans, but all outstanding awards under the Prior Plans will continue to be in effect subject to the terms thereof.

What does the Board recommend?

Our Board of Directors recommends that you vote FOR the approval of the Cracker Barrel Old Country Store, Inc. 2010 Omnibus Incentive Compensation Plan.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

How do I submit a shareholder proposal for next year’s Annual Meeting?

If you wish to submit a proposal to be included in our proxy statement for our 2011 Annual Meeting of Shareholders, proposals must be submitted by eligible shareholders who have complied with the relevant regulations of the SEC and must be received no later than June 20, 2011.  Shareholder proposals should be mailed to Corporate Secretary, Cracker Barrel Old Country Store, Inc., 305 Hartmann Drive, Lebanon, Tennessee 37087.

In addition, the Company’s Bylaws contain an advance notice provision requiring that, if a shareholder wants to present a proposal (including a nomination) at our 2011 Annual Meeting of shareholders (whether or not to be included in the proxy statement), the shareholder must provide timely written notice thereof to the Secretary of the Company.  In order to be timely, the notice must be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2010 Annual Meeting.  The Company’s Bylaws set forth detailed information that must be submitted with any shareholder proposal.  In the event that the date of the 2011 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, however, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of the 2011 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2011 Annual Meeting (or, if the first public announcement of the date of the 2011 Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the date on which public announcement of the date of the 2011 Annual Meeting is first made by the Company).  In the event that a shareholder proposal intended to be presented for action at an Annual Meeting is not received timely, then the persons designated as proxies in the proxies solicited by the board of directors in connection with that Annual Meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for that Annual Meeting.

ANNUAL REPORT AND FINANCIAL INFORMATION

A copy of our Annual Report on Form 10-K, and a list of all its exhibits, will be supplied without charge to any shareholder upon written request sent to our principal executive offices:  Cracker Barrel Old Country Store, Inc., Attention:  Investor Relations, 305 Hartmann Drive, Lebanon, Tennessee 37087.  Exhibits to the Form 10-K are available for a reasonable fee.  You may also view our Annual Report on Form 10-K and its exhibits on-line at the SEC website at sec.gov, or via our website at crackerbarrel.com.

OTHER BUSINESS

We are not aware of any other matters to be brought before the Annual Meeting.  If, however, any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their best judgment.

Appendix A

CRACKER BARREL OLD COUNTRY STORE, INC
2010 OMNIBUS STOCK AND INCENTIVE PLAN

Cracker Barrel Old Country Store, Inc. (the “Company”), a Tennessee corporation, hereby establishes and adopts the following 2010 Omnibus Stock and Incentive Plan (the “Plan”).

1.           PURPOSE OF THE PLAN

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase stockholder value by: (i) strengthening the Company’s capability to develop, maintain, and direct an outstanding management team; (ii) motivating superior performance by means of long-term performance related incentives; (iii) encouraging and providing for obtaining an ownership interest in the Company; (iv) attracting and retaining outstanding executive talent by providing incentive compensation opportunities competitive with other major companies; and (v) enabling executives to participate in the long-term growth and financial success of the Company.

2.           DEFINITIONS

2.1.           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.           “Award Notice” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3.           “Board” shall mean the board of directors of the Company.

2.4.           “Cause” shall mean matters which, in the judgment of the Committee, constitute any one or more of the following: (i) intoxication while on the job; (ii) theft or dishonesty in the conduct of the Company’s business; (iii) willful neglect or negligence in the management of the Company’s business, or violation of Company race or gender anti-harassment policies; (iv) violence that results in personal injury; or (v) conviction of a crime involving moral turpitude.

2.5.           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6.           “Committee” shall mean the Compensation Committee of the Board or such other committee of directors as is designated by the Board, or a subcommittee thereof formed by the Compensation Committee or such other committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom will be intended to be to the extent required by applicable law, rule or regulation (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code or the rules of the principal U.S. national securities exchange, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.7.           “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) can be covered as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 registration statement.

2.8.           “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.9.           “Director” shall mean a non-employee member of the Board.

2.10.         “Disability” shall have the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy.  If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.  In a dispute, the determination whether a Participant has suffered a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which that Disability relates.

2.11.           “Dividend Equivalents” shall have the meaning set forth in Section 12.6.

2.12.           “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.13.           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14.           “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion taking into account the requirements of Section 409A. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.15.           “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.16.           “Limitations” shall have the meaning set forth in Section 10.6.

2.17.           “Net Exercise” means a Participant’s ability to exercise an Option by directing the Company to deduct from the Shares issuable upon exercise of his or her Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant’s minimum tax withholding (if any), whereupon the Company shall issue to the Participant the net remaining number of Shares after such deductions.

2.18.           “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.19.           “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.20.           “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.21.           “Payee” shall have the meaning set forth in Section 13.2.

2.22.           “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 9.

2.23.           “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.24.           “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.25.           “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.26.           “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.27.           “Prior Plans” shall mean, collectively, the Company’s 2002 Omnibus Incentive Compensation Plan and the Company’s Amended and Restated Stock Option Plan.

2.28.           “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.29.           “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.30.           “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash (or in combination thereof) as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.31.           “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.32.           “Shares” shall mean the shares of common stock of the Company, par value $0.01 per share.

2.33.           “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.34.           “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.35.           “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.36.           “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.           SHARES SUBJECT TO THE PLAN

3.1.           Number of Shares.

(a)          Subject to adjustment as provided in Section 12.2, a total of 1,500,000 Shares shall be authorized for grant under the Plan, less one (1) Share for every one (1) Share that was subject to an option, stock appreciation right, or another type of award granted after July 30, 2010 under the Prior Plans. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b)           If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after July 30, 2010 any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan.  Notwithstanding anything to the contrary contained herein, the following Shares shall be added to the Shares available for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award or an award granted under the Prior Plans, and (ii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof.

(c)           Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.6, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

3.2.           Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or shares purchased in the open market or otherwise.  No fractional shares shall be issued under the Plan and the Committee shall determine the manner in which fractional share value shall be treated.

4.           ELIGIBILITY AND ADMINISTRATION

4.1.           Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2.           Administration.

(a)           The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Notice; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; (xii) promulgate rules and regulations to determine what events constitute Disability, retirement or termination for an approved reason for purposes of the Plan; (xiii) determine the treatment of a Participant under the Plan in the event of a Participant’s death, Disability, retirement or termination for an approved reason; and (xiv) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)           All expenses associated with the Plan shall be borne by the Company subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

(c)           Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.  A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(d)           To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may delegate (i) a committee of one or more directors of the Company any of the authority of the Committee under the

Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, one or more executive officers or a committee of executive officers the right to grant and determine the terms of Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

(e)           Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company’s approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person’s own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Charter or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.           OPTIONS

5.1.           Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.           Award Notices. All Options shall be evidenced by a written Award Notice in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.  The terms and conditions of Options need not be the same with respect to each Participant.  Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option.  Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.           Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant.  Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (i) lower the option price per Share of an Option after it is granted, (ii) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a

Substitute Award), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.4.           Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or Disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

5.5.           Exercise of Options.

(a)           Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Notice) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)           Unless otherwise provided in an Award Notice, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) pursuant to a Net Exercise arrangement;  provided, however,  that in such event, the Committee may exercise its discretion to limit the use of a Net Exercise, (v) through any other method specified in an Award Notice (including same-day sales through a broker), or (vi) any combination of any of the foregoing.  The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.

5.6.           Other Restrictions Relating to Incentive Stock Options. Stock options issued in the form of Incentive Stock Options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Accordingly, incentive stock options may only be granted to Employees who are employees of the Company or a Subsidiary, and the aggregate market value (determined at the time the option was granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or other limit required by the Code).

5.7.           Termination of Employment. In the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death, retirement, or Disability, each of the Participant’s outstanding Options shall be exercisable by the Participant (or the Participant’s legal representative or designated beneficiary), as provided under the terms of the Award Notice, at any time prior to an expiration date established by the Committee at the time of grant or as otherwise determined by the Committee (which may be the original expiration date of such Option or such earlier time as the Committee may establish), but in no event after its respective expiration date; provided that the Committee may provide for Options to be exercisable up to one year after the death or Disability of a Participant even if this is beyond their expiration date.  If the Participant ceases to be employed for any other reason, including for Cause, all of the Participant’s then outstanding Options shall terminate immediately, except as otherwise determined by the Committee.

6.           STOCK APPRECIATION RIGHTS

6.1.           Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.           Award Notices. All Stock Appreciation Rights granted pursuant to Section 6.1(c) shall be evidenced by a written Award Notice in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

6.3.           Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a)           Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b)           The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c)           The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.  Granting a Stock Appreciation Right pursuant to the Plan shall impose no obligation on the recipient to exercise such Stock Appreciation Right.  Any individual who is granted a Stock Appreciation Right pursuant to this Article may hold more than one Stock Appreciation Right granted pursuant to the Plan at the same time.

(d)           The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate.  A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years.

(e)           Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a Substitute Award), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

6.4.           Termination of Employment.  In the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death, retirement, or Disability, each of the Participant’s outstanding Stock Appreciation Rights shall be exercisable by the Participant (or the Participant’s legal representative or designated beneficiary), as provided by the terms of the Award Notice, at any time prior to an expiration date established by the Committee at the time of grant or as otherwise determined by the Committee (which may be the original expiration date of such Stock Appreciation Right or such earlier time as the Committee may establish), but in no event after its respective expiration date; provided that the Committee may provide for the Stock Appreciation Right to be exercised up to one year after the death or Disability of a Participant even if this is beyond its expiration date. If the Participant ceases to be employed for any other reason, all of the Participant’s then outstanding Stock Appreciation Rights shall terminate immediately, except as otherwise determined by the Committee.

7.           RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.           Grants.  Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation.  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2.           Award Notices.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Notice which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3.           Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Notice, beginning on the date of grant of a Restricted Stock Award or Restricted Stock Unit Award, the Participant shall not become a stockholder of the Company with respect to all Shares subject to the Award Notice and shall not have any of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Award or a Restricted Stock Unit Award shall have only those rights specifically provided for by the Award Notice, provided that in no event shall such a participant possess voting rights with respect to a Restricted Stock Unit Award.

Except as otherwise provided in an Award Notice, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.  Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4.           Minimum Vesting Period.  Restricted Stock Awards and Restricted Stock Unit Awards shall have a Vesting Period of not less than (i) three (3) years (except for awards to Directors, which shall have a minimum Vesting Period of one (1) year) from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of the death, Disability, or termination of employment or service, retirement of the Participant or a Change in Control (as defined in Section 11.3).  The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Notice under such terms and conditions as the Committee shall deem appropriate, subject to (i) the minimum Vesting Period requirements in the prior sentence and (ii) the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances.

7.5.           Termination of Employment.

(a)           Subject to Section 7.4, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death, retirement, or Disability before the end of a Vesting Period subject only to continued service with the Company or a Subsidiary, the number of Shares subject to the Restricted Stock Award or Restricted Stock Unit Award that shall vest shall be determined by the Committee, but in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of the Award to the Participant to the date of termination of the Participant and the denominator of which is the number of months in the Vesting Period, multiplied by (ii) the number of Shares subject to the Award.

(b)           Subject to Section 7.4, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death, retirement, or Disability before the end of the Vesting Period and the Participant has received an award subject to the achievement of performance objectives, the Restricted Stock Award or Restricted Stock Unit Award shall, except as otherwise determined by the Committee, vest upon the achievement of the performance objectives with respect to such number of those Shares subject to the Award as shall be determined by the Committee, and then in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed since the beginning of the Vesting Period to the date of termination of the Participant and the denominator of which is the number of months elapsed since the beginning of the Vesting Period to the date of achievement of the performance/time goal, multiplied by (ii) the number of Shares subject to the Award.

(c)           In the event the Participant ceases to be employed for any other reason, including for Cause, except as otherwise determined by the Committee, all Shares subject to the Restricted Stock Award or Restricted Stock Unit Award which are still unvested shall be forfeited.

7.6.           Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.           OTHER SHARE-BASED AWARDS

8.1.           Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2.           Award Notices.  The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Notice which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of such Awards need not be the same with respect to each Participant.  Notwithstanding the provisions of this Section, any property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by an Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

8.3.           Minimum Vesting Period.  Other Share-Based Awards, except for Awards made pursuant to Section 8.6, shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of the death, Disability or retirement of the Participant or a Change in Control (as defined in Section 11.3).  The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Notice under such terms and conditions as the Committee shall deem appropriate, subject to (i) the minimum Vesting Period requirements in the prior sentence and (ii) the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances.

8.4.           Termination of Employment.

(a)           Subject to Section 8.3, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death, retirement, or Disability before the end of a Vesting Period subject only to continued service with the Company or a Subsidiary, the number of Shares subject to the Other Share-Based Award that shall vest shall be determined by the Committee, but in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the date of the Other Share-Based Award to the Participant to the date of termination and the denominator of which is the number of months in the Vesting Period, multiplied by (ii) the number of Shares subject to the Award.

(b)           Subject to Section 8.3, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death, retirement, or Disability before the end of the Vesting Period and the Participant has received an award subject to the achievement of performance objectives, the Other Share-Based Award shall, except as otherwise determined by the Committee, vest upon the achievement of the performance objectives with respect to such number of those Shares subject to the Award as shall be determined by the Committee, and then in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after beginning of the Vesting Period to the date of termination of the Participant and the denominator of which is the number of months elapsed after the beginning of the Vesting Period to the Participant to the date of achievement of the performance/time goal, multiplied by (ii) the number of Shares subject to the Award.

(c)           In the event the Participant ceases to be employed for any other reason, including for Cause, except as otherwise determined by the Committee, all Shares subject to the Award which are still unvested shall be forfeited.

8.5.          Payment.  Except as may be provided in an Award Notice, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.  Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.6.          Deferral of Director Fees.  Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer.  In addition, Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code.  The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment of the deferred stock units.

9.           PERFORMANCE AWARDS

9.1.           Grants.  Performance Awards in the form of Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.           Award Notices.  The terms of any Performance Award granted under the Plan shall be set forth in an Award Notice (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents.  The terms of Performance Awards need not be the same with respect to each Participant.

9.3.           Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year unless the Performance Award is not payable in Shares.  The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.           Payment. Except as provided in Article 11 or as may be provided in an Award Notice, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.5.           Termination of Employment.

(a)           Subject to Section 9.4, in the event a Participant who is an Employee ceases to be employed with the consent of the Committee or upon the Participant’s death, retirement, or Disability before the end of the Vesting Period and the Participant has received an award subject to the achievement of performance objectives, the Performance Shares or Performance Units shall, except as otherwise determined by the Committee, vest upon the achievement of the performance objectives with respect to such number of those Shares subject to the Award as shall be determined by the Committee, and then in no event, except as otherwise determined by the Committee, less than a number equal to the product of (i) a fraction, the numerator of which is the number of completed months elapsed after the beginning of the Performance Period to the date of termination of the Participant and the denominator of which is the number of months elapsed after the beginning of the Performance Period to the date of achievement of the performance/time goal, multiplied by (ii) the number of Shares subject to the Award.

(b)           In the event the Participant ceases to be employed for any other reason, including for Cause, except as otherwise determined by the Committee, all Shares subject to the Award which are still unvested shall be forfeited.

10.           CODE SECTION 162(m) PROVISIONS

10.1.           Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.           Performance Criteria.  If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: revenue; net income (or loss) per share; pre-tax profits; net earnings (or loss); net income (or loss); operating income or loss (before or after taxes); cash flow; cash flow per share (before or after dividends); free cash flow; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); total stockholder return relative to assets; total stockholder return relative to peers; customer satisfaction; growth in number of locations, same store sales, customer traffic; employee satisfaction; employee turnover, employee diversity, specified objective social goals, gross margin; revenue growth; stock price; market share; sales; earnings (or loss) per share; return on equity; cost reductions; economic value added; product revenue growth; pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; gross profits; comparisons with various stock market indices; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on investment, improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; research and development achievements; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, brand positioning goals, business expansion goals and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.           Certification.  Any payment of an Award granted with performance goals pursuant to this Article 10 shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

10.4.           Adjustments.  Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Article 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.5.           Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.6.           Limitations on Grants to Individual Participants.  Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 12-month period with respect to more than 300,000 Shares for each type of award and (ii) earn more than 300,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period for each type of award that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”).  In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $5,000,000.  If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, if denominated in cash, toward the dollar amount in the preceding sentence).

11.           CHANGE IN CONTROL PROVISIONS

11.1.          Impact on Certain Awards.  Award Notices may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is equal to or less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2.          Assumption or Substitution of Certain Awards.

(a)           Unless otherwise provided in an Award Notice, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Notice, including prior thereto if applicable) and under the circumstances specified in the Award Notice: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Notice), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.  For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for, if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)           Unless otherwise provided in an Award Notice, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c)           The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair

Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.         Change in Control. For purposes of the Plan, unless otherwise provided in an Award Notice, Change in Control means the occurrence of any one of the following events:

(a)           During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)           Any “person”, including a “group” (as such terms are defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any acquisition of such securities: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c) below, or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(c)           The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business

Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d)           The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that  if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

12.           GENERALLY APPLICABLE PROVISIONS

12.1.           Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) materially increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.3(e) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.3(d), or (f) increase the Limitations.  The Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award.  In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2.           Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as are appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if deemed appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares subject to any Award shall always be a whole number.  The Committee shall have the sole discretion to make all interpretations and determinations required under this section to the extent it deems equitable and appropriate and its determination shall be conclusive and binding.  It is the intent of any such adjustment that the value of the Awards held by the Participants immediately following the change is the same as that value immediately prior to the change.

12.3.           Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.  To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Notice relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.  The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4.          Termination of Employment or Services.

  (a)           The Committee shall determine and set forth in each Award Notice whether any Awards granted in such Award Notice will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, Disability, voluntary or involuntary termination of employment or services, or otherwise.  The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

  (b)           The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Company or a Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an Employee and (ii) the impact, if any, of any such suspension or leave of absence on Awards under the Plan.  In the event a Participant transfers employment from the Company to a Subsidiary or from a Subsidiary to the Company, such Participant shall not be deemed to have ceased to be an Employee for purposes of the Plan.

12.5.           Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

12.6.           Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred consistent with the requirements of Section 409A of the Code.  All deferrals shall be accomplished by the delivery of a written, irrevocable request by the Participant prior to the time payment would otherwise be made, on a form provided by the Company.  Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that deferrals comply with all applicable requirements of the Code and its regulations.  Deferred payments shall be paid in a lump sum or installments, as determined by the Committee.  The Committee also may credit interest, at rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.  The Committee also may, in its discretion, require deferral of payment of any Award or portion of it, if payment of the Award would, or could in the reasonable estimation of the Committee, result in the Participant receiving compensation in excess of the maximum amount deductible by the Company under the provisions of Code Section 162(m), as amended.  Notwithstanding the foregoing, no Award under this Plan (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.  Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.  Subject to the provisions of the Plan and any Award Notice, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.           MISCELLANEOUS

13.1.           Award Notices. Each Award Notice shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Notice shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Notices on behalf of the Company.  The Award Notice shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2.           Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3.           Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason.  Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

13.4.           Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.           Conditions on Awards.

   (a)           A Participant will not, without the written consent of the Company, either during or after his or her employment by the Company, disclose to anyone or make use of any confidential information which he or she has acquired during his or her employment relating to any of the business of the Company, except as such disclosure or use may be required in connection with his or her work as an employee of Company, or as demanded by a subpoena issued by a court of competent jurisdiction, if the Participant gives notice of the demand to the Company as soon as reasonably possible after receipt of the subpoena.  The confidential information of the Company includes, but is not limited to, all technology, recipes, business systems and styles, customer lists and all other Company proprietary information not generally known to the public.  During Participant’s employment by the Company, he or she will not, either as principal, agent, consultant, employee or otherwise, engage in any work or other activity in competition with the Company in the field or fields in which he or she has worked for the Company.  Unless the Award Notice specifies otherwise, a Participant shall forfeit all rights under this Plan to any unexercised or unpaid Awards or to the deferral of any Award, dividend, or Dividend Equivalent, if, in the determination of the Committee, the Participant has violated the provisions set forth in this Section 13.5, and in that event any further payment, deferral of payment, or other action with respect to any Award, dividend, or Dividend Equivalent shall be made or taken, if at all, in the sole discretion of the Committee.

(b)           In the event that the employment of a Participant holding any unexercised Option or Stock Appreciation Right, any unearned Performance Award, any unvested or unearned shares of Restricted Stock, any unearned or unvested Restricted Stock Units or any unearned or unvested Other Share-Based Awards shall terminate with the consent of the Committee or by reason of retirement or Disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or Stock Appreciation Right is exercised, or any such Performance Award, share of Restricted Stock, Restricted Stock Units or Other Share-Based Award is vested or earned, the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company (b) not personally, or in conjunction with others, solicit or recruit current employees of the Company or its Subsidiaries to leave employment; (c) not in any way disparage the Company, its products and processes or any of its employees or vendors or customers; (d) protect the confidential information of the Company and its trade secrets; and (e) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Company’s management with respect to phases of the business with which the Participant was actively connected during the Participant’s employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity.  In the event that the above conditions are not fulfilled, the Participant shall forfeit all rights to any unexercised Option or Stock Appreciation Right, Performance Award, shares of Restricted Stock, Restricted Stock Units or Other Share-Based Awards held as on the date of the breach of condition.

(c)           In addition, any Participant may be required to repay the Company an Award, if (i) the Company's financial statements are required to be restated due to material noncompliance, as a result of the Participant's misconduct, with any financial reporting requirement under the federal securities laws, (ii) the Participant is terminated by or otherwise leaves employment with the Company within two years following the vesting date of the Award and such termination of employment arises out, is due to, or is in any way connected with any misconduct or violation of Company policy, (iii) the Participant becomes employed with a competitor within the two year period following termination, or (iv) for any other reason considered by the Committee in its sole discretion to be detrimental to the Company or its interests. Any determination by the Board of Directors of the Company which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in such activity or breached an obligation to the Company as aforesaid shall be conclusive.

13.6.           Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.           Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8.           Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.           Severability.  The provisions of the Plan shall be deemed severable.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10.          Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11.          Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.            Governing Law; Jurisdiction. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Tennessee, without reference to principles of conflict of laws, and construed accordingly. Any suit, action or proceeding with respect to the

Plan or any Award Notice, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Tennessee or the United States District Court for the Middle District of Tennessee and the appellate courts having jurisdiction of appeals in such courts.  In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Notice, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Tennessee, the court of the United States of America for the Middle District of Tennessee, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Tennessee State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Notice, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention Secretary, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Tennessee.

13.13.           Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company.  The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.  Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14.           Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15.           Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the

Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16.            Listing, Registration and Legal Compliance.  Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of Shares or other property thereunder, no such Award may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Committee.  The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action.  In the case of persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder.  If the Company, as part of an offering of securities or otherwise, finds it desirable or necessary because of foreign, federal or state legal or regulatory requirements to suspend the period during which Options or Stock Appreciation Rights may be exercised, the Committee may, in its discretion and without the holders’ consent, so suspend such period on not less than 15 days prior written notice to the holders thereof.

13.17.           Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Directions to the Annual Meeting

Take I-40 West from Knoxville, Tennessee or I-40 East from Nashville, Tennessee.

Take the Hartmann Drive exit, Exit 236, and proceed North on Hartmann Drive.

Go North on Hartmann Drive approximately 2.6 miles.

Turn right at the Cracker Barrel campus.

Proceed as indicated by signs to the Operations Services Building 4.

CRACKER BARREL OLD COUNTRY STORE, INC. C/O AMERICAN STOCK TRANSFER & TRUST COMPANY 3201 15th AVENUE BROOKLYN, NY 11219
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CRACKER BARREL OLD COUNTRY STORE, INC.

Proxy Solicited by and on behalf of the Board of Directors for the
Annual Meeting of Shareholders to be held on Wednesday, December 1, 2010.

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Michael A. Woodhouse and N.B. Forrest Shoaf, and each of them, as proxies, with full power of substitution, to vote all shares that the shareholder(s) would be entitled to vote on all matters that may properly come before the Annual Meeting of Shareholders of Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) to be held at the Company's offices, located at 305 Hartmann Drive, Lebanon, Tennessee, on Wednesday, December 1, 2010, at 10:00 a.m., Central Time, and at any adjournments or postponements of that meeting.  The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof.  The proxies will vote as the Board of Directors recommends where a choice is not specified.

[Please sign and date this Proxy.]

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

Vote on Directors

1.	ELECTION OF DIRECTORS:

[      ] FOR ALL of the following nominees:

01)	Robert V. Dale
02)	Richard J. Dobkin
03)	Robert C. Hilton
04)	Charles E. Jones, Jr.
05)	B.F. "Jack" Lowery
06)	Martha M. Mitchell
07)	Andrea M. Weiss
08)	Jimmie D. White
09)	Michael A. Woodhouse

[      ] WITHHOLD ALL of the nominees

[      ] FOR ALL nominees EXCEPT
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal(s):

Vote on Proposals

2.	TO APPROVE THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

[     ]  FOR     [     ]  AGAINST     [     ]  ABSTAIN

3.	TO APPROVE THE CRACKER BARREL 2010 OMNIBUS INCENTIVE COMPENSATION PLAN.

[     ]  FOR     [     ]  AGAINST     [     ]  ABSTAIN

Your shares will be voted in accordance with your instructions.  If no choice is specified, shares will be voted FOR all nominees in the election of directors, FOR approval of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, and FOR the approval of the Cracker Barrel 2010 Omnibus Incentive Compensation Plan.

PLEASE SIGN HERE AND RETURN PROMPTLY

(Note: Please sign exactly as your name(s) appear(s) hereon.  All holders must sign.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.)

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Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date